UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Bank of Marin

(Name of Registrant as Specified in Its Charter)

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BANK OF MARIN BANCORP

Notice of Annual Meeting of Shareholders

Marin Showcase Theatre at the Marin Center

10 Avenue of the Flags

San Rafael, California

Tuesday, May 16, 2017 – 6:00 p.m.

To Our Shareholders:

Notice is hereby given of the Annual Meeting of Shareholders of Bank of Marin Bancorp.  The meeting will be held at 6:00 p.m. on Tuesday, May 16, 2017 at the Marin Showcase Theatre at the Marin Center, San Rafael, California.  To enable our employee owners to attend the meeting, the branches will close at 5:00 p.m. on May 16. A reception at the Marin Showcase Theatre will immediately follow the Annual Meeting.

At the Annual Meeting you will be asked (1) to elect ten directors of Bank of Marin Bancorp to serve for the coming year and until their successors are duly elected and qualified, (2) to vote, on an advisory basis, to approve the Company’s executive compensation for Named Executive Officers, (3) to vote, on an advisory basis, on the frequency of holding the advisory vote on executive compensation, (4) to vote to approve the Bank of Marin Bancorp 2017 Equity Plan, (5) to ratify the selection of independent auditor, and (6) to act on such other business as may properly come before the meeting.  You are urged to read the accompanying Proxy Statement carefully.  It contains a detailed explanation of all matters on which you will be asked to vote.

Only shareholders of record as of the close of business on March 20, 2017 are entitled to receive notice of and to vote at this meeting.

It is very important that as many shares as possible be represented at the meeting. To assure your representation at the meeting, you are urged to mark, sign and date, and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose.  If after signing and returning the proxy card you come to the meeting, you may vote in person if you withdraw your proxy.  Additionally, you may vote by internet or by telephone.  If you wish to vote by internet or by telephone you will need your Shareholder Control Number, which is circled in the gray shaded Title Bar on the right side of the enclosed proxy card, and the website address and/or toll-free telephone number, which are shown on the proxy card.  No other personal information will be required in order to vote in this manner.

We encourage you to attend the Annual Meeting. Please RSVP by marking the appropriate box on the proxy card, by contacting the Company by May 9, 2017 by telephone at (415) 884-5348 or email to events@bankofmarin.com, or by registering at www.bankofmarin.com.

Our bylaws provide that nominations for election to the board of directors of the Company may be made by the board of directors or by any shareholder of the Company’s stock entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Company, must be made in writing and delivered or mailed to the Chairperson of the Board or the Chief Executive Officer not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. The notification of nomination should contain the following information to the extent known by the notifying shareholder: (a) name and address of the proposed nominee(s); (b) principal occupation of the proposed nominee(s); (c) total number of shares that will be voted for the proposed nominee(s); (d) name and residence address of the notifying shareholder; and (e) number of shares owned by the notifying shareholder. Nominations not made in accordance with this section may be disregarded by the Chairperson of the meeting, and upon instruction, the inspector of election shall disregard all votes cast for each such nominee.

One copy of the Annual Report on Form 10-K and Proxy Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. If a shareholder wishes to receive a separate copy or has received multiple copies at one address and would like to receive a single copy in the future, please contact Computershare by phone at (800) 368-5948 or by written request to Bank of Marin Bancorp c/o Computershare, P.O. Box 30170, College Station, TX 77842-3170.  Overnight correspondence should be mailed to Bank of Marin Bancorp c/o Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845.  The shareholder website address is www.computershare.com/investor. Shareholder online inquiries may be submitted to https://www-us.computershare.com/investor/contact/enquiry.

Important Notice Regarding the Availability of Proxy Materials for the

MEETING OF ShareholderS to Be Held on May 16, 2017

Copies of the Annual Meeting Proxy Material, including the Proxy Statement and the Annual Report on Form 10-K, are also available at: www.edocumentview.com/BMRC.

By order of the Board of Directors

Nancy Rinaldi Boatright

Secretary

April 5, 2017

PROXY STATEMENT

OF

BANK OF MARIN BANCORP

504 Redwood Boulevard, Suite 100

Novato, California 94947

These proxy materials are furnished in connection with the solicitation by the Board of Directors of Bank of Marin Bancorp (the “Company”), of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 16, 2017, at 6:00 p.m. at the Marin Showcase Theatre at the Marin Center, 10 Avenue of the Flags, San Rafael, California, and at any adjournment thereof.   These proxy materials were first sent to shareholders on or about April 5, 2017.

PURPOSE OF MEETING

The matters to be considered and voted upon at the meeting will be:

•	Proposal 1: The election of ten directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

•	Proposal 2: An advisory vote to approve the Company’s executive compensation for Named Executive Officers.

•	Proposal 3: An advisory vote on the frequency of holding the advisory vote on executive compensation.

•	Proposal 4: The approval of the Bank of Marin Bancorp 2017 Equity Plan.

•	Proposal 5: The ratification of the selection of independent auditor.

•	Transacting such other business as may properly come before the meeting and any adjournments thereof.

GENERAL PROXY STATEMENT INFORMATION

Bank of Marin Bancorp, a corporation existing and organized under the laws of the State of California, is authorized to issue up to 15,000,000 shares of common stock and 5,000,000 shares of preferred stock. All of the outstanding shares are voting common shares and are entitled to vote at the Annual Meeting. Only those common shareholders of record as of March 20, 2017 (the “Record Date”) will be entitled to notice of, and to vote at, the meeting. On that date, 6,146,832 shares of common stock were outstanding. The determination of shareholders entitled to vote at the meeting and the number of votes to which they are entitled was made on the basis of the Company’s records as of the Record Date.  The presence in person or by proxy (including internet and telephone voting) of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the meeting. Abstentions, shares as to which voting authority has been withheld from any nominee and "broker non-votes" (as defined below), will be counted for purposes of determining the presence or absence of a quorum.

A broker or nominee holding shares for beneficial owners may vote on certain matters at the meeting pursuant to discretionary authority or instructions from the beneficial owners, but with respect to other matters for which the broker or nominee may not have received instructions from the beneficial owners and may not have discretionary voting power under the applicable rule of the New York Stock Exchange or other self-regulatory organizations to which the broker or nominee is a member, the shares held by the broker or nominee may not be voted. Such unvoted shares are called "broker non-votes." The rules of the New York Stock Exchange and other self-regulatory organizations generally permit a broker or nominee, in the absence of instructions, to deliver a proxy to vote for routine items, such as the ratification of independent auditors. Consequently, shares held by a broker or nominee will constitute "broker non-votes" regarding non-routine items, such as the election of directors,  the matters regarding executive compensation and the 2017 Equity Plan.   It is important that you provide voting instructions to your broker or nominee.

Revocability of Proxies

A proxy for use at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or by filing a duly executed proxy bearing a later date. In addition, the powers of the proxy holder will be revoked if the person executing the proxy is present at the meeting, revokes such proxy and elects to vote in person. Subject to such revocation, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxy holders in accordance with the instructions on the proxy.

IF NO INSTRUCTION IS SPECIFIED WITH REGARD TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED HEREIN, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, FOR A ONE-YEAR FREQUENCY FOR HOLDING THE VOTE ON EXECUTIVE COMPENSATION, “FOR” THE APPROVAL OF THE BANK OF MARIN BANCORP 2017 EQUITY PLAN  AND "FOR" RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR.

Person Making the Solicitation

This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this proxy statement and the material used in the solicitation of proxies for the meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and Bank of Marin may solicit proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals.

Voting Rights

In connection with the election of directors, in accordance with California law, each shareholder entitled to vote may vote the shares owned by such shareholder as of the Record Date cumulatively if a shareholder present at the meeting has given notice at the meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes for candidates properly nominated. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or may distribute them in any manner among as many nominees as desired. In the election of directors, the ten nominees receiving the highest number of votes will be elected.

On all other matters submitted to the vote of the shareholders, each shareholder is entitled to one vote for each share of common stock owned on the books of the Company as of the Record Date.

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

Board of Directors

At the Annual Meeting ten (10) directors of the Company are to be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. All of the nominees are currently members of the Board of Directors. The Bylaws of the Company provide for not fewer than nine (9) or more than seventeen (17) directors. By resolution, the Board of Directors has fixed the number of directors at ten (10).

The persons named below are nominated by the Board of Directors and, unless the shareholder marks the proxy to withhold the vote, the enclosed proxy, if returned and not subsequently revoked, will be voted in favor of their election as directors. If for any reason any such nominee becomes unavailable for election, the proxy holders will vote for such substitute nominee as may be designated by the Board of Directors. The proxy holders reserve the right to cumulate votes for the election of directors and to cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxy holders may determine in their discretion if cumulative voting is involved as described above under "Voting Rights.”

The following table sets forth the names of the persons nominated by the Board of Directors for election as directors and certain additional information as of March 20, 2017, including biographical information, qualifications, business experience and directorships with other public companies of each nominee covering at least the last five years.

Name and Relationship With Company	Position, Principal Occupation, Business Experience and Directorships	Age
Russell A. Colombo President, CEO and Director

Mr. Colombo has been President, CEO and Director since 2006, a member of the Executive Committee and the Bank’s Asset/Liability Management Committee since 2006, and a member of the Bank’s Wealth Management and Trust Services Committee since 2007. Mr. Colombo joined Bank of Marin in March 2004 as Executive Vice President and Branch Administrator and was appointed Executive Vice President and Chief Operating Officer in July 2005.  As of July 1, 2006 he assumed the position of President and Chief Executive Officer.  He has over forty years of banking experience including positions as Senior Vice President and Group Manager of the San Francisco office of Comerica Bank and as Senior Vice President and Regional Manager during his nineteen year career with Union Bank of California. He received a Bachelor of Science degree in Agricultural Economics & Business Management from University of California, Davis and an MBA in Banking & Finance from Golden Gate University.  Mr. Colombo serves on the Board of Regents of Hanna Boys Center and is a member of its Audit Committee. He is a Board member of the California Bankers Association, past Chairman of Western Independent Bankers Association and a member of its Executive Committee. He is also Chairman of the Boys and Girls Club Advisory Committee for Marin and Petaluma and is Chairman of the Citizens Oversight Committee of SMART. In addition to his proven exemplary leadership of the Company and his experience in relationship banking, we believe Mr. Colombo’s extensive knowledge of the financial markets and the markets in which the Company serves well qualifies him to serve as CEO and President and to serve on our Board.

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James C. Hale Director

Mr. Hale joined the Board in March 2014. He serves as Chair of the Audit Committee and is an “Audit Committee Financial Expert” as defined by the Securities and Exchange Commission.  He has served as a member of the Executive Committee since April 2014, and a member of the Wealth Management and Trust Services Committee since February 2015.  Beginning in August 1998, Mr. Hale founded and served as general partner and CEO of FTV Capital and its predecessor firm, FTVentures, an investment firm specializing in venture capital and private equity investments in financial technology companies worldwide. Mr. Hale currently serves as Founding Partner and an Advisor to the firm. Before establishing FTV Capital, Mr. Hale was a Senior Managing Partner at BancAmerica Securities (formally Montgomery Securities), where he founded the financial services corporate finance practice.    Mr. Hale today serves as a Board member and Risk Committee Chair of ACI Worldwide (NASDAQ: ACIW) and a Board member and Audit Committee Chair of Mitek Systems (NASDAQ: MITK).  In recent years, Mr. Hale served as Chairman of the Board and Audit Committee Chair of Official Payments Holdings, Inc. (NASDAQ: OPAY), a public payments company. He previously served as director and Audit Committee Chair of ExlService Holdings, Inc. (NASDAQ: EXLS), a publicly traded business process outsourcing company; and director of the State Bank of India (California).  Mr. Hale has also served on boards of several private technology companies. We believe that Mr. Hale’s thirty-eight years of management experience in the banking, payments, financial services and technology industries; his expertise and his experience as a corporate director and board chairman of other public financial services companies as well as his audit committee leadership well qualifies him to serve on our Board.

65
Robert Heller Director

Dr. Heller has been a Director since 2005 and has served as a member of the Compensation Committee from 2006 to 2015 and the Bank’s Wealth Management and Trust Services (“WMTS”) Committee since 2006, serving as Chair of the WMTS Committee since 2008. He was named to the Nominating and Governance Committee in February 2014 and served on the Bank’s Asset/Liability Committee from August 2014 through October 2015. Dr. Heller received his Ph.D. in Economics from the University of California at Berkeley. In 1974 he was named as Chief of the Financial Studies Division of the International Monetary Fund in Washington, DC.  In 1978, he joined Bank of America in San Francisco as Director of International Economic Research.  In 1986 he was appointed as a member of the Board of Governors of the Federal Reserve System.  In 1989, Dr. Heller joined VISA International and starting in 1991 served as President and CEO of VISA USA until 1993.  From 1995 to 2002, he was Executive Vice President and a member of the Board of Directors of the Fair Isaac Corporation (NYSE:FIC). He currently serves on the Board of Sonic Automotive Inc. (NYSE:SAH) as well as several private companies. He is now a Staff Commodore of The San Francisco Yacht Club. He has served as the Chairman of the Board of Marin General Hospital and on the boards of many educational and cultural institutions, including the World Affairs Council of Northern California, the Romberg Center for Environmental Studies of San Francisco State University and the Institute for International Education in San Francisco. We believe that Dr. Heller’s experience as the president and chief executive officer of a large company, his leadership role with the Federal Reserve

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System, and his extensive financial expertise well qualifies him to serve on our Board.
Norma J. Howard Director

Ms. Howard has been a Director since 1996, has served as a member of the Compensation Committee since 1999, chairing the Committee from 2002 to 2007, and as a member of the Audit Committee from 2012 to 2015; a member of the Executive Committee and Nominating and Governance Committee since 2014, and is currently serving as Chair of the Nominating and Governance Committee. Since 2004, Ms. Howard has served as President of NOHOW Communications Consulting, a public affairs and public relations consulting firm. In 2003, Ms. Howard retired as General Manager after a thirty-three year career with SBC Communications. In her position, she was the company spokesperson of media/community relations and public affairs issues for a twenty-four county region. Ms. Howard has been a resident of Marin County for forty years. She has served on the boards of Birkenstock Footprint Sandals, Inc., American Red Cross, United Way of the Bay Area, California State Automobile Association, ACA Holdings Inc., a subsidiary of CSAA, and Canal Alliance. She has also served as president of the San Rafael Chamber of Commerce and on numerous other boards. We believe that Ms. Howard’s high level of understanding of the Company and the Board’s roles and responsibilities developed during her long tenure on the Company’s Board of Directors as well as her executive leadership experience and her communications and public relations experience well qualifies her to serve on our Board.

67
Kevin R. Kennedy Director

Mr. Kennedy has been a director since November 2013 when the Company acquired NorCal Community Bancorp (“NorCal”) and Bank of Alameda. He has served as a member of the Bank’s Asset/Liability Committee since 2013 and was appointed a member of the Bank’s WMTS Committee in February 2015.  Mr. Kennedy has worked in the financial services industry for twenty-nine years.  In 2004, Mr. Kennedy founded Kevin Kennedy, LLC, a company engaged in financial planning and wealth management services, and he continues to be the owner and Managing Member of the company. He has also been the elected City Treasurer for the City of Alameda since 2000, now serving his fifth term. For many years, Mr. Kennedy wrote a column on financial matters for the Alameda Journal newspaper and hosted a business show on cable television. He received his Bachelor of Arts in Economics with a Minor in Statistics from University of California, Davis. He served on the Board of NorCal since 2009 and served as a member of the Loan, Audit, Compensation and Asset/Liability Committees. Mr. Kennedy is an active member of the Alameda Kiwanis Club and the Alameda Elks Lodge #1015. We believe that Mr. Kennedy’s strong business and financial experience, his high level of understanding of the Board’s roles and responsibilities based on his service on another bank board, and his extensive knowledge of the Alameda community, well qualifies him to serve on our Board.

50

William H. McDevitt, Jr. Vice Chairman of the Board

Mr. McDevitt has been a Director since 2007 and in 2015 he was elected Vice Chairman of the Board of Bank of Marin and Bank of Marin Bancorp. He has served on the Executive Committee since 2013 and the Bank’s Asset/Liability Management Committee since 2009, and has served as Chair of the Committee since 2013. He has also served on the Bank’s WMTS Committee from 2008 to 2009 and the Compensation Committee from 2007 to 2008 and was renamed to the Committee in March of 2015. He is a Marin native and has been a resident of Petaluma since 1979. Mr. McDevitt began his career in the construction industry in 1971, and is currently president of McDevitt Construction Partners, Inc. He is also general partner of McDevitt Enterprises, LP and president of Sausalito Hotel Corp (Inn Above Tide). Mr. McDevitt also invests in and manages commercial real estate in Marin & Sonoma Counties. In 1987, Mr. McDevitt became a founding director of Bank of Petaluma and held that position until the Bank was sold in 2000.  Mr. McDevitt currently serves on the Workforce Development Committee of North Coast Builders Exchange and is a past President. He has previously been active in the Petaluma Boys & Girls Club, Carousel Fund and the United Way Southern Sonoma. We believe that Mr. McDevitt’s strong business experience and relationships, his high level of understanding of the Board’s roles and responsibilities based on his service on another bank board, and his extensive knowledge of the Company’s market areas, well qualifies him to serve on our Board.

64
Leslie E. Murphy Director

Ms. Murphy joined the Board in January 2017 and was appointed to the Audit Committee and the Bank’s Asset/Liability Committee.  A resident of Marin, Ms. Murphy is also a member of the boards of Heffernan Insurance, the North Bay Leadership Council and is on the Advisory Committee for the Boys and Girls Club for Marin and Petaluma.  Ms. Murphy graduated from San Marin High School in Novato before going on to receive her degree in business management from California State University, Sacramento in 1984. She began working as an assistant project manager for W. Bradley Electric, Inc. (WBE) in 1985, founded by her father William Bradley, Sr. Fourteen years later she assumed the position of owner/CEO, which she has retained since 1999. Ms. Murphy has driven the company to not only take the number one spot on the list of top Electrical Contractors in the North bay and seventh largest woman owned business in the Bay Area, but has shaped the company to be loved and  voted by employees as one of the Best Places to Work for the past eight years. She makes it a priority to help out in her community and has supported WBE in becoming one of the top 80 Philanthropist companies in the Bay Area for the past few years as well as being voted as top 100 women of influence and receiving the Heart of Marin award.  We believe that Ms. Murphy’s extensive knowledge of the Company’s market area, her commitment to the community and her leadership experience well qualifies her to serve on our Board.

55

Michaela K. Rodeno Director

Ms. Rodeno joined the Board of Directors in July 2012 and has served as a member of the Compensation Committee since October 2012, the Nominating and Governance Committee since 2014, the Audit Committee since 2016 and the Bank’s Wealth Management and Trust Services Committee from July 2012 through April 2014.  In 2015 and 2016 Ms. Rodeno served as Chairperson of the Management Succession Planning Sub-Committee of the Executive Committee. Ms. Rodeno received a Bachelor of Arts degree in French and a master’s degree in French Literature from the University of California, Davis, an MBA from the Haas School of Business, University of California, Berkeley, and attended Directors’ College at Stanford University. Ms. Rodeno has had a successful career in the wine industry spanning over forty years. In 1973, she began her career with Domaine Chandon in Yountville, CA, advancing to Vice President of Marketing. In 1988, she was named Chief Executive Officer of St. Supery Vineyards & Winery in Rutherford, CA. Ms. Rodeno retired from this position in 2009 and is currently owner of Villa Ragazzi, the Rodeno family’s micro-winery business in Oakville, CA. She served as director of Silicon Valley Bank Financial Group (NASDAQ:SIVB) from 2001 to 2011 and Skalli Corporation from 1994 to 2010. Ms. Rodeno currently serves on the advisory boards of Gliding Eagle and Vine Sleuth. She serves on the board of Wine Market Council, and on the global advisory board of Women in Leadership, and was a director of Visit Napa Valley from 2010 through 2015. Ms. Rodeno is co-founder, emerita, of Women for WineSense and also a member of Women Corporate Directors. Ms. Rodeno has received several honors, including the Hall of Fame of Haas School of Business, University of California, Berkeley in 2010. We believe that Ms. Rodeno’s experience in the wine industry, her executive leadership experience, and her high level of understanding of the Board’s roles and responsibilities based on her service on another bank board well qualifies her to serve on our Board.

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Joel Sklar, MD Director

Dr. Sklar is a founding Director of Bank of Marin and has served on the Board since its inception in 1989. He served as Chairman of the Board of Bank of Marin and Bank of Marin Bancorp from July 2007 through December 2013.  He has been a member of the Audit Committee since 1992 and served as Chair of the committee from 1997 through 2005. Dr. Sklar has served as a member of the Executive Committee since 2007, a member of the Compensation Committee since 2014 and Chair of the Committee since 2015, and as Chair of the Executive and Nominating and Governance Committees from 2007 through 2013.  He graduated cum laude with a Bachelor of Arts degree from Williams College in Williamstown, Massachusetts and received his medical degree from the University of California at San Diego. He trained in internal medicine at U.C. Medical Center in San Diego and in cardiology at the University of Colorado Health Sciences Center. Dr. Sklar is currently the Chief Medical Officer at Marin General Hospital and a cardiologist with Cardiovascular Associates of Marin and San Francisco. He is also an Assistant Clinical Professor at the University of California at San Francisco. Dr. Sklar serves as a director of the California Film Institute. We believe that Dr. Sklar’s high level of understanding of the Company and the Board’s roles and responsibilities developed during his long tenure on the Company’s Board of Directors as well as his extensive leadership experience in the Marin medical community well qualifies him to serve on our Board.

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Brian M. Sobel Chairman of the Board

Mr. Sobel is Chairman of the Board of Bank of Marin and Bank of Marin Bancorp, having been appointed to the positions effective May 2015.  He has been a Director since 2001 and has been a member of the Compensation Committee since 2003, serving as Chair from 2008 to 2015, and a member of the Nominating and Governance and Executive Committees since 2009, and as Chair of the Executive Committee since 2015.  He served the on Audit Committee from June 2016 to January 2017 and is a member of the Bank’s Asset/Liability Committee.  Since 1987, he has been the principal consultant of Sobel Communications of Petaluma, a media and governmental relations firm. Mr. Sobel spent ten years as a city council member in Petaluma. He has served as chair of the Sonoma County Transportation Authority, president of a nonprofit housing group, corporate officer and trustee of the Cedars Foundation of Ross, and president of the Petaluma Area Chamber of Commerce. Educated at San Francisco State University, he has authored two books and an anthology and prior to 1987 worked for a major corporation as a writer, training consultant and video producer. He currently serves as a board member of the Golden Gate Bridge, Highway and Transportation District and was a two-term governor's appointee to the 4th Agricultural District Board of Directors. We believe that Mr. Sobel’s media relations experience and his extensive knowledge of the Company’s market area, particularly Marin and Sonoma Counties, well qualifies him to serve on our Board.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR RE-ELECTION

IN PROPOSAL ONE.

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on the Board of Directors in 2016.

	Fees earned
	and paid in	Stock	Option
	Cash	Awards	Awards	All Other	Total
Name	($)(1)	($)(1)	($)(2)	Compensation	($)
James C. Hale	34,805	13,704	14,992	—	63,500
Robert Heller	33,824	28,676	—	—	62,500
Norma J. Howard	33,824	28,676	—	—	62,500
Kevin Kennedy	28,843	21,166	7,491	—	57,500
Stuart D. Lum	18,796	13,704	—	—	32,500	(3)
William H. McDevitt Jr.	37,805	13,704	14,992	—	66,500
Michaela K. Rodeno	33,824	28,676	—	—	62,500
Joel Sklar, MD	33,824	28,676	—	—	62,500
Brian M. Sobel	48,824	28,676	—	—	77,500
J. Dietrich Stroeh	28,824	28,676	—	—	57,500	(4)

(1)

During 2016, each member of the Board who is not also an officer or employee of the Company received a director fee of $57,500; approximately $28,750 in Company stock and/or non-qualified stock options to purchase Company stock, and approximately $28,750 in cash.  Compensation for service for incumbent directors is paid semi-annually in arrears in July and January.  The equity component of the annual compensation is paid, at the election of the director, in 100% common stock, 100% non-qualified stock options to purchase common stock, or in a combination of 50% common stock and 50% non-qualified stock options.  The stock based compensation to each director for service in 2016 was paid in Company common stock with a market value at time of grant, with fractional shares being paid in cash.  The non-qualified stock options were granted at fair market value at the time of grant with the number of shares covered by the option determined based on the Black-Scholes valuation method.  The Chairs of the Bank’s WMTS Committee, the Compensation Committee and the Nominating and Governance Committee received an additional annual cash payment of $5,000. The Chairs of the Audit Committee and the Bank’s Asset/Liability Management Committee received an additional annual cash payment of $6,000.  The Chair of the Management Succession Planning Sub-Committee of the Executive Committee formed in 2015 received an additional annual cash payment of $5,000. The Chairman of the Board received an additional annual cash payment of $20,000.  The Vice Chairperson of the Board received an additional annual cash payment of $3,000. The stock portion of the fees was awarded from the 2010 Director Stock Plan.  The non-qualified stock options were granted from the Bank of Marin 2007 Equity Plan. If a director retires from the Board before earned director compensation is paid, that individual receives payment in cash rather than in stock.

(2)

Mr. Hale and Mr. McDevitt elected to receive 1,715 non-qualified stock options and Mr. Kennedy elected to receive 857 non-qualified stock options.  The stock options are exercisable 33% per year beginning on the first anniversary date of the grant.  As of December 31, 2016, Mr. Hale and Mr. McDevitt had no exercisable shares and Mr. Kennedy had 1,200 exercisable shares from an award granted in 2015.

(3)	Mr. Lum retired from the Board of Directors, effective January 22, 2016 and was paid for his service in January 2016 in cash rather than in stock.
(4)	Mr. Stroeh retired from the Board of Directors, effective July 1, 2016 and was paid for his service in 2016 in a combination of cash and Company stock.

CORPORATE GOVERNANCE

Director Independence

As of the Record Date (March 20, 2017), each of the persons nominated for election as a director, except for Russell A. Colombo (the CEO and President of the Company) was “independent” within the meaning of NASDAQ’s listing rules.

Board Meetings and Committees

There were six (6) meetings of the Board of Directors of the Company during 2016. Each director standing for re-election to the Board attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board on which he/she served.

The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out this responsibility, the Board has delegated certain authority to several Company committees, the duties of which and membership at March 20, 2017 were as follows:

Nominating
and
Name of Director	Executive	Compensation	Audit	Governance
Russell A. Colombo	X
James C. Hale	X		Chair
Robert Heller				X
Norma J. Howard	X	X		Chair
William H. McDevitt, Jr.	X	X
Leslie E. Murphy			X
Michaela K. Rodeno		X	X	X
Joel Sklar, MD	X	Chair	X
Brian M. Sobel	Chair	X		X

X = Committee Member

Members of the Board of Directors also participate in monthly Bank of Marin Board meetings and various committees of Bank of Marin.  Director Kennedy is a member of various committees of the Bank.

The Executive Committee, subject to the provisions of law and certain limits imposed by the Board of Directors, may exercise any of the powers and perform any of the duties of the Board of Directors. The Committee met four (4) times in 2016.

The Nominating and Governance Committee assists the Board in carrying out its duties and functions regarding corporate governance oversight and Board membership nominations.  Subject to the standards required by applicable NASDAQ listing rules, the Committee is composed of no less than a majority of independent directors of the Board.  The Committee will consider suggestions or recommendations for Board membership received from shareholders.  Shareholders who wish to make such suggestions or recommendations should forward their written suggestions to the Chairman of the Nominating & Governance Committee addressed to Bank of Marin Bancorp, Attn: Corporate Secretary, 504 Redwood Boulevard, Suite 100, Novato, CA  94947. Whether a person is recommended for Board membership by a shareholder or by a director of the Company, the standards and qualifications to be considered for Board membership include local community involvement, sound reputation, and business or educational experience that will be beneficial to the Company. The Committee also considers each candidate’s contribution to the diversity of the Board, including personal characteristics, education, experience and skills. While the Committee carefully considers diversity when evaluating director candidates, it has not adopted a formal diversity policy. At present, the Committee does not engage a third party to identify and evaluate potential director candidates. All of the nominees approved by the Committee for election at the 2017 Annual Meeting were recommended by the Board. The Committee met five (5) times in 2016.

The Compensation Committee, consisting solely of independent directors as defined in the NASDAQ listing rules and Section 10C of the Securities Exchange Act of 1934, has primary responsibility for ensuring that compensation and benefits policies and programs for executive officers and the Board of Directors comply with applicable law and stock listing requirements, and are devised and maintained to provide and retain a high level of executive management and corporate governance competence.  The Committee met six (6) times in 2016.

The Audit Committee, consisting solely of independent members as defined in the NASDAQ listing rules and Section 10A of the Securities Exchange Act of 1934, selects and recommends appointment of independent auditors, reviews and approves professional services performed by them and reviews the reports of their work together with regulatory agency examination reports. The Committee also reviews and approves the programs, work plan and reports of the Bank's Audit Manager and internal auditor. Director James C. Hale has been determined to be the Audit Committee Financial Expert. The Committee met eight (8) times in 2016.

The Executive, Compensation, Audit, and Nominating and Governance Committee charters are available on the Company’s website at www.bankofmarin.com under the “Investor Relations” tab.

Each current and nominated Board member is encouraged to attend the Annual Meeting of Shareholders. All members of the Board attended the 2016 Annual Meeting.

Indebtedness and Other Transactions with Directors and Executive Officers

In accordance with the Nominating and Governance Committee Charter, the Nominating and Governance Committee is responsible for reviewing and acting upon all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interest.  Additionally, the Company’s Code of Ethical Conduct provides rules that restrict transactions with affiliated persons.

Prior to engaging in any related party transaction, a completed questionnaire describing the nature and structure of the transaction, along with any necessary supporting documentation, is submitted to the Nominating and Governance Committee. In determining whether to approve a related party transaction, the Nominating and Governance Committee will consider, among other things, the following:

•	Whether the terms of the transaction are fair to the Company;

•	Whether the transaction is material to the Company;

•	The importance of the related person to the transaction;

•	The role the related person has played in arranging the transaction;

•	The structure of the transaction; and,

•	The interests of all related persons in the transaction.

The Company will only enter into a related party transaction if the Nominating and Governance Committee determines that any interested director has abstained from  voting on the matter and that the transaction is beneficial to the Company, and the terms of the transaction are fair to the Company.

In February 2012, the Board, at the recommendation of the Nominating and Governance Committee, approved a related party transaction between Bank of Marin and Terra Verde Property Management Corporation (“Terra Verde”) to outsource the oversight of facility maintenance for the Company. The annual contract provides for an assessment of all of the Company’s facilities, oversight and analysis of expenses incurred, preventative maintenance and lease negotiations. The initial term of the agreement is three years with an initial base annual compensation of $72,000, with an annual increase of 3.0% per year on each anniversary of the effective date of the agreement. Kevin Colombo, son of President and CEO Russell A. Colombo, is 100% owner of Terra Verde.  As CEO and President, Russell A. Colombo is not directly involved in facility management and the costs associated with the contract are covered in an annual budget that is approved by the Board of Directors. The Company obtained two other bids from reputable companies and both were determined to be more costly and did not provide the added value of handling lease negotiations. The Board determined that the transaction is beneficial to the Company, and the terms of the transaction are fair to the Company. No waiver of the Company’s Code of Ethical Conduct was required in approving the transaction.

In February 2015, the Board, at the recommendation of the Nominating and Governance Committee, approved a three year extension of the agreement for the same services at an initial base annual compensation of $78,676, with an annual increase of 3.0% per year on each anniversary of the effective date of the agreement’s extension.  The agreement, as extended, was assigned, with the Company’s consent, by Terra Verde to Collier International Real Estate Services Management (CA), Inc.  Kevin Colombo has been hired as a consultant by Collier to serve as the point of contact with the Company.  No waiver of the Company’s Code of Ethical Conduct was required in approving the extension of the agreement.

Additionally, the Company’s subsidiary, Bank of Marin, has had and expects to have banking transactions in the ordinary course of business with some of the directors and executive officers of the Bank (and their associates), on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable loans with persons not related to the Company. During 2016 no loan to any director or executive officer of the Company (or their associates) has involved more than normal risk of collectability or presented other unfavorable features. All loans to directors or executive officers would be subject to the limitations prescribed by California Financial Code Section 1360, et seq. and  applicable federal law and regulations.

Board Leadership Structure

It is the role of the Nominating and Governance Committee to annually review, and when appropriate make recommendations to the Board of Directors concerning board composition, structure, and functions. The Board has deemed it appropriate to have two separate individuals serve as Chairman of the Board and Chief Executive Officer. According to the Company’s bylaws, the Chairman of the Board shall preside at meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the Board of Directors. The bylaws further provide that the President of the Company will be the Chief Executive Officer and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Company. As the oversight responsibilities of the Board of Directors grows, the Board believes it is beneficial to have an independent Chairman with the sole job of leading the Board, while allowing the President to focus his efforts on the day-to-day management of the Company and the Bank. The Board does believe that it is important to have the President as a director.  The Company aims to foster an appropriate level of separation between these two distinct levels of leadership of the Company.  In addition to the Chairman, leadership is also provided through the respective chairs of the Board’s various committees.

Board’s Role in Risk Oversight

It is a fundamental part of the Board’s responsibility to understand the risks the Company faces and what steps management is taking to manage those risks. It is also important that the Board understands what level of risk is appropriate for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on risk assessment and risk management as they relate to financial reporting, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial reporting risks and the steps management has taken to monitor and control them, and the Committee receives an annual risk assessment report from the Company’s outside auditor. The Executive Committee fulfills its oversight responsibility with respect to compliance and operational risk, by working with the Company’s Compliance Manager to understand regulatory and legislative issues and the Company’s projects and systems. In setting compensation, the Compensation Committee strives to create incentives that do not encourage excessive risk-taking beyond the Company’s ability to effectively identify and manage risk. The Bank’s Asset Liability Management Committee functions as a directors’ loan committee, oversees the Bank’s balance sheet, liquidity and capital management, as well as the management of credit, interest rate, and market risk within the context of the risk appetite established by the Board of Directors, and receives monthly reports from the Chief Credit Officer and Chief Financial Officer. Additionally, the Board of Directors is provided physical and information security risk assessments by management on an annual basis.

EXECUTIVE COMPENSATION

Executive Officers

The Board has designated the following officers as executive officers of the Company and/or Bank of Marin:  President and Chief Executive Officer, Chief Financial Officer, Executive Vice President, Retail Banking, Chief Credit Officer, Chief Information Officer, and Executive Vice President, Commercial Banking.  At December 31, 2016, the incumbents to those offices were: Russell A. Colombo, Tani Girton, Peter Pelham, Elizabeth Reizman, James T. Burke, and Tim Myers, respectively.  Following is information regarding the executive officers excluding Mr. Colombo, who is a director nominee and whose information has been previously presented.

Tani Girton, 57, joined Bank of Marin in August 2013 as Executive Vice President and Chief Financial Officer. Ms. Girton’s financial services career of over 30 years spans all aspects of financial, treasury and portfolio management across the banking, brokerage and thrift industries. Before joining Bank of Marin, she served as Executive Vice President and Treasurer for Bank of the West. Prior to her time with Bank of the West, as Charles Schwab’s Vice President of Treasury Capital Markets, she was a key member of the team that launched and built Schwab Bank.  Ms. Girton also served as a finance lecturer for San Francisco State University and in multiple roles for San Francisco Federal Savings and Loan and for its acquirer, CalFed Bank.

Peter Pelham, 60, joined Bank of Marin in 1994 as Manager of the Bank's first branch in Novato.  In 2005 he was named Senior Vice President and Branch Administrator and in April 2006 he was named Executive Vice President and Branch Executive. As of June 2009, Mr. Pelham assumed the position of Executive Vice

President, Retail Banking.  Prior to joining Bank of Marin, he had sixteen years of banking experience, twelve of which were with Novato National Bank and Westamerica Bank in Marin County.

Elizabeth Reizman, 58, joined Bank of Marin in 1996 as Vice President and Commercial Lender in the Bank’s Novato branch. In 2008 she was named Senior Vice President and Senior Lender in the Bank’s credit management group. In 2009 she was named Senior Vice President and Commercial Banking Manager. In November 2013, Ms. Reizman assumed the position of Executive Vice President and Chief Credit Officer. She began her banking career in 1981 as a senior account administrator for Crocker Bank. In her fifteen year career prior to joining Bank of Marin, Ms. Reizman served as a commercial lender and as a senior credit examiner for Bank of California. Prior to her time with Bank of California, she served in Private Banking and as a business banking credit administrator for Hibernia Bank.

James T. Burke, 62, joined Bank of Marin in 2013 as Senior Vice President and Chief Information Officer.  In January 2016 he assumed the position of Executive Vice President and Chief Information Officer.  He has responsibility for Centralized Services, which includes Operations, Information Technology, Security, Facilities, Project Management and Fraud Management.  Prior to joining Bank of Marin, Mr. Burke had over thirty years of experience in financial services including serving as First Vice President and Chief Information Officer at Irwin Financial Corporation, Senior Vice President of Retail Technology at Bank of America and Vice President of Securities Custody Technology at Charles Schwab.

Tim Myers, 46, joined Bank of Marin in April 2007 as Senior Vice President and Manager of the San Francisco Commercial Banking Office.  In 2013 he was named Senior Vice President and Commercial Banking Manager.  In March 2015 he assumed the role of Executive Vice President, Commercial Banking.  Mr. Myers has over twenty years of experience in finance with nineteen years of banking experience, all in commercial banking. He began his banking career in 1998 as Assistant Loan Officer at Imperial Bank, working with Russell Colombo. Prior to joining Bank of Marin, he served as a Vice President, Relationship Manager for U.S. Bank, National Association in Portland, OR. Prior to his time with U.S. Bank, Mr. Myers was Vice President, Commercial Banking Officer for Comerica Bank-Western Division.

Compensation Discussion and Analysis

This section addresses the compensation programs, philosophy and objectives, of the Bank of Marin Bancorp and its banking subsidiary, Bank of Marin (collectively in this section, the “Company”), including the process for making compensation decisions, the role of management in the design of such programs, and its 2016 executive compensation components. This section also addresses the factors most relevant to understanding the Company’s compensation programs and what they are designed to reward, including the essential elements of compensation, the reasons for determining payment of each element of compensation, and how each compensation element fits into the Company’s overall compensation objectives and affects decisions regarding other compensation elements.

Executive Summary

The Compensation Committee (the “Committee”) of the Board of Directors establishes and administers the compensation and benefit programs for Named Executive Officers, the persons identified in the Summary Compensation Table which follows. In addition, the Committee is responsible for administering other companywide compensation and benefits plans for all employees. The Committee consists entirely of independent directors.  The Committee carefully considers the components of the executive compensation programs to attract and retain high quality Named Executive Officers and to incent the behavior of Named Executive Officers to create shareholder value and accomplish the Company’s strategic goals. The Committee engages independent consultants from time to time and considers the compensation programs of peer financial institutions to ensure that the Company’s compensation programs are competitive with market practices.

The Committee’s philosophy, practices and policies have been developed over a number of years and have not historically been subject to sweeping, material changes. In 2016, the Company included an advisory vote to approve executive compensation, providing shareholders with an opportunity to communicate their views on the Company’s executive compensation program. The Company’s executive compensation was approved by over 91% of the shares voted. The Committee considered the results of this vote in setting executive compensation for 2017 and concluded that the strong support of the Company’s compensation program indicates that shareholders concur with the Company’s alignment of compensation and performance. At the 2011 Annual Meeting of Shareholders, the shareholders held, by majority vote, for a one-year frequency of the non-binding, advisory vote on executive compensation.  While the frequency vote was non-binding and there was only a 1% difference between the votes for one and three-year frequencies, the Board of Directors has made the decision to include the advisory vote to approve executive compensation each year since 2012.   In 2017, shareholders are once again provided with the opportunity to vote on the frequency of the non-binding, advisory vote on executive compensation.  For the reasons stated, the Board of Directors is recommending that shareholders vote to continue the annual advisory vote on executive compensation.  The advisory vote on executive compensation and the frequency of this vote are outlined in Proposals 2 and 3 of this Proxy Statement.

Philosophy

The Company’s executive compensation programs are designed to attract and retain high quality executive officers that are critical to its long-term success. The Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, which aligns Named Executive Officers’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate goal of improving shareholder value without rewarding undue short-term risk-taking. This is achieved by utilizing a combination of short-term cash incentives, paid annually, and long-term equity incentives, which vest over either a three-year period or a five-year period. The Committee engages independent national human resources consulting firms to periodically conduct a review of the Company's total compensation programs. During these periodic reviews, each component of total compensation is compared against a regional peer group that is similar to the Company in asset size, geography and performance. (For details, see “Compensation Consultants” and “Peer Group Review” herein.)

The Committee's compensation philosophy is to target base salaries at or near the median (50th percentile) and to target total compensation (including annual cash incentives, long-term equity incentives, and benefits) between the 50th and 75th percentiles of the regional peer group. The Company believes paying total compensation between the 50th and 75th percentile for above-average performance is critical for attracting and retaining the qualified executives it needs to achieve its business objectives. Overall, compensation paid to Company executives is believed to be competitive with market practices.

Base compensation levels for Named Executive Officers are established based on market data and are adjusted based on individual performance and experience. Annual incentives, including performance-based bonuses and long term equity awards, are based on both Company and/or individual performance objectives, which include asset and revenue growth, identification of strategic opportunities, and core earnings performance.  It is the Committee’s desire to remove as much discretion as possible from the incentive based compensation in favor of a metrics based program.

Process for Making Compensation Decisions

Role of the Chief Executive Officer

Shortly following the conclusion of each calendar year, the Company’s Chief Executive Officer (the “CEO”), assisted by the Director of Human Resources, conducts an annual performance evaluation process for all Named Executive Officers, other than for himself, as well as for other members of senior management who are not Named Executive Officers. As part of each annual performance evaluation, the CEO considers, among other key factors, i) the executive’s performance of job responsibilities and achievement of individual and/or departmental objectives and ii) management and leadership skills, such as effective communication, problem solving, business development and community involvement. In addition, the executive’s contributions to the Company’s overall financial goals are indirectly considered.  Based on this evaluation, the CEO determines, for each of the Named Executive Officers (other than himself), recommendations for salary adjustments, including merit increases, and annual performance-based bonus amounts to be made to the Committee for its approval. The Named Executive Officer’s performance-based bonus is determined by the Company’s financial performance relative to that year’s financial performance goal and individual performance goals. In addition, recommendations by the CEO and the Director of Human Resources for the grant of equity awards to Named Executive Officers under the Company’s equity compensation plan are submitted to the Committee for approval and are based on the Company’s prior year performance.

Role of the Compensation Committee

The Committee periodically reviews the compensation levels of the Board of Directors. In its review, the Committee looks to ensure that the compensation is fair, reasonably competitive and commensurate to the responsibilities of both the individual directors as well as the Board in the aggregate.  Additionally, the Committee specifically takes into consideration the Directors’ adherence to the Company’s Director Stock Ownership Guidelines when reviewing compensation.

The Committee has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to Named Executive Officers is fair, reasonable and competitive and that the types of compensation and benefits provided to the Named Executive Officers are similar to comparable executives within an established peer group. The Committee is also responsible for the review and approval of Company goals and objectives relevant to the compensation, including the incentive awards, of the Company’s CEO, to evaluate the performance of the CEO in light of the goals and objectives and to determine and approve the CEO’s compensation levels based on this evaluation. The Committee reviews compensation levels for the other Named Executive Officers, including the CEO’s recommendations on annual bonus and salary increases for Named Executive Officers and makes final determinations and approvals. Additionally, the Committee reviews and approves the grant of equity awards to assure that the Committee considers all elements of proposed compensation.

To achieve these goals and objectives, the Committee expects to maintain compensation plans that create an executive compensation program that is set at competitive levels of comparable public financial services institutions with comparable performance.  The Committee has followed certain fundamental objectives to ensure the effectiveness of the Company’s compensation strategy. These objectives include the following:

Internal and external fairness. The Committee recognizes the importance of perceived fairness both internally and externally of compensation practices. The Committee has evaluated the overall economic impact of the Company’s compensation practices and, when deemed necessary, has consulted with independent outside advisors in the evaluation of contractual obligations and compensation levels.

Performance-based incentives. The Company has established financial incentives for executives who meet certain objectives, which thereby assist the Company in meeting its long-term growth and financial goals.

Shareholder value and long-term incentives. The Committee believes that the long-term success of the Company and its ability to consistently increase shareholder value is dependent on its ability to attract and retain skilled executives. The Company’s compensation strategy encourages equity-based compensation to align the interests of management and shareholders.

Full disclosure. The Committee seeks to provide full disclosure to the independent members of the Board of Directors of the Company of the compensation practices and issues to ensure that all directors understand the implications of the Committee’s decisions.

The Committee has reviewed the compensation practices of peers and considered management’s individual efforts for the benefit of the Company, and has reviewed various subjective measures in determining the adequacy and appropriateness of the compensation of Named Executive Officers. The Committee takes into account the performance of the Named Executive Officers and recognizes that the competition among financial institutions for attracting and retaining executives has become more intense in the past few years. The Committee takes such market considerations into account to ensure that the Company is providing appropriate long-term equity incentives to enable it to continue to attract new executives and to retain the ones it already employs. General economic conditions and the past practice of the Company are also factors that are considered by the Committee.  Further, the Committee specifically took into consideration:

•	Double-trigger Change in Control Severance Payments
•	Absence of any gross-ups in any of the incentive programs
•	Clawback Policy in our performance based bonus plan
•	Executive Stock Ownership Guidelines

The Committee has established various processes to assist in ensuring that the Company’s compensation program is achieving its objectives. Among these are:

Assessment of Company Performance. In establishing total compensation ranges, the Committee uses company performance measures, including net income, asset growth, earnings per share, return on assets, return on equity, asset quality, and efficiency ratio  in two ways: to gauge generally the overall Company performance relative to peer companies and to gauge generally the overall Company performance against the Company’s own strategic objectives. These specific performance targets provide guidance for a view of general Company performance, which is then utilized as one element in determining overall compensation ranges.

Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including the CEO and the other Named Executive Officers. For the executive officers, the Committee receives a performance assessment and compensation recommendation from the CEO, other than for himself, and also exercises its judgment based on the Board’s interactions with its Named Executive Officers. As with the CEO, the performance evaluation of these Named Executive Officers is based on his or her contribution to the Company’s performance, and other leadership accomplishments.

Total Compensation Review. The Committee reviews each Named Executive Officer’s base pay, bonus, and equity award compensation annually. In addition to these primary compensation elements, the Committee reviews the perquisites and other compensation and payments that would be required under various severance and change-in-control scenarios. Following the 2016 review, the Committee determined that these elements of compensation were reasonable in the aggregate.

Compensation Consultants

Pearl Meyer & Partners (“Pearl Meyer”), a large independent compensation consulting firm, was first engaged by the Committee in April 2012 to conduct a formal, comprehensive review of the Company’s executive and director compensation.  Pearl Meyer was also engaged in 2013, 2014, 2015 and 2016 to provide supplemental reviews and reports regarding the same.  Pearl Meyer does not perform any other services for the Company. After the Committee’s review of applicable rules for independence, the Committee determined that there are no known conflicts of interest between Pearl Meyer and its affiliates and the Company and its affiliates.  Pearl Meyer reports directly to the Committee and does not provide services to, or on behalf of, any other part of the Company’s business.

The major services provided by Pearl Meyer in 2016  included: 1) review of the Company’s then current peer group, 2) recommendations to the Committee to refine the peer group considering the Company’s classification as a top performing bank nationwide, 3) comprehensive review of the Company’s executive compensation programs, 4) comprehensive review of the Company’s non-employee director compensation program, and 5) review of the Company’s  2015 and 2016 actual and 2016 target total direct compensation levels provided to the Company’s Named Executive Officers and non-employee directors, as well as the Company’s financial performance relative to the selected peer group to make recommendations to the Committee. The analysis and review performed by Pearl Meyer in 2014 were used in 2015 and 2016 in setting executive compensation programs. Other than as described herein, the Committee did not give any specific direction to the compensation consultant about the peer group or the results reported.

During 2016, Pearl Meyer provided minor consulting activities, including Director Equity Trend Review.

Peer Group Review and Market Study

When reviewing each compensation component for the Named Executive Officers, the Committee considers the compensation practices of specific peer companies whose asset size, geography and performance are comparable to the Company. As discussed above, the Committee first engaged Pearl Meyer in 2012 to review the Company’s peer group and make recommendations to the Committee.  The Committee adopted a revised peer group, as recommended by Pearl Meyer, for 2015 and 2016 purposes.  In 2016, the Committee adopted a new peer group to be used in 2017.  The 2014-2016 peer group was made up of major exchange publicly traded banks on the West Coast, including Hawaii, with total assets between $1 billion and $5 billion. None of the selected peer banks participate in the Troubled Asset Relief Program.

Following is the specific peer group of twenty-one publicly-traded financial institutions approved by the Committee for use in 2014-2016 (the “2014 Peer Banks”):

• Banc of California, Inc.	• Heritage Financial Corporation
• Banner Corporation	• National Bank Holding Corporation
• Bridge Capital Holdings	• Northrim BanCorp, Inc.
• Cascade Bancorp	• Pacific Continental Corporation
• Central Pacific Financial Corporation	• Pacific Premier Bancorp, Inc.
• Central Valley Community Bancorp	• Preferred Bank
• CoBiz Financial Inc.	• Sierra Bancorp
• CU Bancorp	• TriCo Bancshares
• Guaranty Bancorp	• Westamerica Bancorporation
• Hanmi Financial Corporation	• Wilshire Bancorp, Inc.
• Heritage Commerce Corp

The Committee evaluated executive compensation to like positions in   the 2014 Peer Banks in setting 2016 compensation. Based on this evaluation and Pearl Meyer’s analysis of the Company’s compensation programs relative to the peer group, the Committee approved the following executive compensation structure:

•	Target executive base compensation near the 50th percentile of the peer group, as established in 2015, which reflects a minor de-emphasis on base compensation with more focus on incentive opportunity.
•

Maximum incentive opportunity in 2013 was placed at 200% of the target incentive for both short term and long term incentives and remained at that level in 2014, 2015 and 2016. Previously, in 2012, the maximum incentive opportunity was at 150% of target.

As designed, our compensation program is instrumental in motivating and rewarding our executive officers for achieving financial performance which compares favorably with our peer banks.

Some shareholder advisory groups measure relative performance over a short time period to assess the effectiveness of a company’s compensation plan design and outcomes.  Our business philosophy is to provide sustainable total shareholder return.  The use of a shorter time period would not consider a company’s performance during the early stages of the financial crisis.  To provide a more comprehensive evaluation of our performance during and after the financial crisis, the following chart reflects the Company’s relative performance over an eight-year period, beginning January 1, 2008.

As the chart indicates, a $100 investment in the Company’s common stock on January 1, 2008 would have grown to $338 on December 31, 2016, after dividend reinvestment. This compares to our peer group companies adopted in 2014 which remain publicly-held, where the median performance of the peer group would have resulted in a $100 investment over the same period increasing to $185, after dividend reinvestment.  As a result, the Company’s total shareholder return over the eight-year period was at the 82nd percentile of the peer group.

The Company’s total shareholder return also increased in each of the last eight years.  This compares to more than half of the peer group who had a decrease in total shareholder return during 2009 in the early years of the financial crisis.

Bank of Marin vs. 2014 Peer Banks
Eight Year Indexed Total Shareholder Return

$400
$350
$300
$250
$200
$150
$100
$50
$0
Total Return to Shareholders Indexed to $100

	2008	2009	2010	2011	2012	2013	2014	2015	2016
Bank of Marin	$100	$139	$152	$166	$169	$199	$245	$253	$338
25th Percentile	$100	$36	$44	$43	$61	$80	$95	$113	$156
50th Percentile	$100	$62	$69	$62	$82	$129	$115	$130	$185
75th Percentile	$100	$89	$115	$103	$129	$162	$158	$191	$262

The Committee evaluated non-employee director compensation relative to Pearl Meyer’s peer group review in 2012 when setting 2016 director compensation. Based on this evaluation and Pearl Meyer’s analysis, the Committee, in accordance with its three-year director compensation plan for 2014 through 2016, approved a $5,000 increase to the annual base retainer to bring director compensation to $60,000 per year in 2016 which is approximately equal to the 50th percentile of the peer group and in line with the goal of the Committee. Pearl Meyer’s analysis confirmed that the Company’s practice of delivering 50% of compensation in equity and 50% in cash meets with industry standards. Furthermore, the Committee reviewed the additional cash payments paid to the Chairman of the Board, Vice Chairman of the Board and committee chairs relative to the peer group. Upon this review, the Committee affirmed the annual cash payments for these services. In 2016 the Committee approved a process to permit directors to receive the equity portion of their compensation in whole shares or non-qualified stock options or in a combination of shares and non-qualified stock options. Directors may elect this option for each payment period.

Executive Compensation Components

For the fiscal year ended December 31, 2016, the principal components of compensation for Named Executive Officers were i) base salary, ii) performance-based bonuses, iii) equity awards and iv) perquisites and other plans and benefits. The Company’s policies and practices for each of the principal compensation components are explained in the following paragraphs.

Base Salary

Base salary is established based on market data and is adjusted based on individual performance and experience.

Performance-Based Bonus

The Company provides annual cash incentive award opportunities for eligible employees, through the use of the Annual Individual Incentive Compensation Plan (the “Incentive Plan”). The Incentive Plan allows for performance-based bonuses for Named Executive Officers that are based on the overall performance of the Company and on individual goals specific to the executive's area of responsibility.

Overall Company performance comprises at least 50% of the Named Executive Officers’ bonus potential, with the remaining percentage based on achievement of individual goals. The metrics used in the Company goals, as stated below, include net income, return on assets, the efficiency ratio, loan growth, and deposit growth.

The specific goal for each of these metrics is revised each year, and each metric is given its own specific weighting in the determination of the overall performance-based bonus opportunity. The metrics are derived from the Company’s annual budgeting process and are weighted based on the Company’s particular focus and relative importance for that year. For 2016 the specific Company goals and relative weights of each metric were:

Category	Weight	2016 Goal	2016 Results
Net Income	30.0%	$ 19,473,000	$ 23,134,000
Return on Assets	20.0%	0.95%	1.15%
Efficiency Ratio	15.0%	60.62%	57.93%
Annual Loan Growth	17.5%	$ 90,775,000	$ 35,389,000
Annual Deposit Growth	7.5%	$ 113,476,000	$ 44,835,000
Annual Demand Deposit Growth	10.0%	$ 51,844,000	$ 46,944,000

Individual Named Executive Officer goals, which determine the remaining percent bonus potential, are either qualitative or quantitative. Individual goals are either independent from the six Company metrics or may be used to give more individual significance to one of the six Company goals within the executive’s specific area of responsibility.

The Incentive Plan is prospective in design with the utilization of a defined payout formula that is based upon the achievement of a combination of pre-determined Company, department and/or individual performance criteria. The Incentive Plan further details provisions related to participation and eligibility, award opportunities at minimum, target and maximum performance measures and responsibilities for the administration of the plan. It also includes provisions for minimum performance for plan funding (plan gate) and a clawback policy. The Incentive Plan was filed as an exhibit to the Company’s 8-K filed with the Securities and Exchange Commission on October 21, 2010. The plan gate provides that for the Incentive Plan to be funded and “activated” for a Plan Year, the Company must achieve a threshold performance level calculated as a percentage of the Company’s budgeted net income. The clawback provision provides that if financial results are significantly restated due to negligence, fraud or intentional misconduct, there may be recoupment of the amounts paid in excess of amounts otherwise earned.

In line with our pay for performance philosophy, over the past five years our Committee has awarded our Named Executive Officers 127% of their target incentive, on average, which is commensurate with the Company’s favorable performance relative to peers.  Further, the Committee has awarded the maximum incentive payout under the Plan in only one of the past five years, reflecting the difficulty in achieving the maximum payout of incentives under our Plan. Incentive payouts are calculated based on the individual goal result and weight. This format allows for higher payouts for exceptional results in one or more categories even if there is low or below minimum results for one or more categories.

Equity Awards

The purposes of equity awards are to allow executives to share in the growth and prosperity of the Company, to retain executives over the long term and to maintain competitive levels of total compensation.

With shareholder approval, as set forth in Proposal Number 4, the Company will adopt the Bank of Marin Bancorp 2017 Equity Plan, which will replace the Company’s 2007 Equity Plan set to expire in 2017.  The Board of Directors wanted to continue with the flexibility and material features of the 2007 Plan and, therefore, the terms and conditions of the 2017 Plan have been made substantially similar to the terms and conditions of the 2007 Plan.  The number of shares of common stock allocated to the 2017 Plan is limited to the number of shares which remain available under the 2007 Plan.  To review the 2017 Equity Plan in its entirety, please see Proposal 4 and Appendix A of this Proxy Statement.

The 2007 Equity Plan and the 2017 Equity Plan allow the Company to offer multiple equity vehicles as incentives, including options, unrestricted stock, restricted stock, and stock appreciation rights.  Executives may be awarded a blend of equity awards. The Committee considers the attributes of each form of equity award when determining equity compensation; including the ability to align management with the long-term interests of shareholders, the immediate value versus appreciation opportunity of each form, as well as the tax consequences of each type of award. In 2015 Performance Equity was added as form of equity compensation. Performance shares were granted on March 1, 2015 and March 1, 2016 and cliff vest after three years based on achieving established performance metrics relative to peers. Three-year performance metrics include financial metrics, as well as loan quality metrics, to provide incentive for balanced growth and quality.

For 2016, Named Executive Officers with the title of Executive Vice President and above were granted a blend of 35% Incentive Stock Options, 25% Restricted Stock, and 40% Performance Restricted Stock. Senior Vice Presidents in certain key management positions were granted a blend of 30% Incentive Stock Options, 30% Restricted Stock, and 40% Performance Restricted Stock. Other Senior Vice Presidents and First Vice Presidents were granted a blend of 25% Incentive Stock Options and 75% Restricted Stock (based on expense) of total equity compensation.

Award levels are based upon market and the executive's level of responsibility and influence on the performance of the Company. Executives are granted stock options and/or restricted stock annually, based on overall Company performance. The option and restricted stock price is based on the fair market value on the effective date of the grant. Grants are approved at regularly scheduled Committee meetings.

Perquisites and Other Plans and Benefits

Consistent with the Company’s compensation objectives, Named Executive Officers are provided perquisites and other benefits that management believes are reasonable and consistent with the Company’s overall compensation program and which keep the Company competitive in the marketplace. The Company periodically reviews the level of perquisites and other benefits provided to the Named Executive Officers for suitability with the program objectives.

The Company is competitive with market practices by providing medical, dental, vision and life insurance, a 401(k) employer matching contribution up to $4,000 annually, and an Employee Stock Purchase Plan (the

“ESPP”). The Company also offers key management, including the Named Executive Officers, a monthly auto allowance that is based on position and his/her contact with clients.

Employee Stock Ownership Plan

The Company also provides an Employee Stock Ownership Plan (the “ESOP”). Annually, the Company may make discretionary contributions of shares of common stock to the ESOP.  The decision normally is based on the Company's financial performance and condition. The purposes of the ESOP are to include all eligible employees in the ownership of the Company, to provide them with compensation that is free from current income tax and to accumulate benefits for retirement. Stock is awarded as a percentage of eligible cash compensation. Executives receive the same percentage as all other employees, up to the IRS limits.

Deferred Compensation Plan

The Company sponsors an unsecured, non-qualified plan known as the Deferred Compensation Plan, which allows Named Executive Officers and certain other highly compensated employees to defer all or a portion of their base salary and/or bonus.  Balances in the plan receive earnings, all of which are described in the “Nonqualified Deferred Compensation” table of this Proxy Statement.  Other than earnings accruals, all credits to the Deferred Compensation Plan represent a Named Executive Officer’s compensation previously earned and deferred; the Company does not provide any matching or similar credits.  The plan was designed to allow Named Executive Officers to defer some of their current income to help them with tax planning, and to assist the Company in attracting and retaining top executives by providing retirement benefits that are competitive within the Company’s peer group.

Supplemental Executive Retirement Plan

The Company also sponsors the Bank of Marin Supplemental Executive Retirement Plan. This plan allows named executives with the title of Executive Vice President and above who contribute materially to the continued growth, development and future business success of the Company, to receive a supplemental income at retirement.  As this type of plan is commonly offered among the Company’s peers, the inclusion of this benefit enhances the Company’s compensation program allowing the Company to recruit, retain and reward key decision makers of the Company. See “Supplemental Retirement Plan for Executive Officers” herein for more information on this plan.

Change in Control Agreements

The Company provides Named Executive Officers and other senior officers with agreements that provide for certain specified benefits upon a change in control of the Company.  These agreements are very useful tools that help the Company retain its key employees, including the Named Executive Officers, by providing those executives some certainty in compensation in the event the Company was to be sold, and also helps to ensure that the Company will have the benefit of their services through the pendency of any merger.  Such agreements are particularly necessary in an industry such as ours, where there has been considerable consolidation over the last ten years. See “Potential Payments upon Termination or Change in Control” herein for detailed information about these agreements, including a description of payout amounts under a hypothetical change in control of the Company as of the last business day of 2016.

Compensation Risk Assessment

In determining the level of risk arising from the Company’s compensation policies and practices, a thorough review and risk assessment evaluation of the Company’s compensation plans for all employees, as well as the overall compensation philosophy was conducted. The Committee evaluated the form and mix of compensation, controls and process, and the Company’s business strategies. The Committee has concluded that the Company’s compensation arrangements do not encourage employees to take unnecessary and excessive risks.

Compensation Committee Interlocks and Insider Participation

At March 20, 2017 the Compensation Committee was comprised of Messrs. Sklar (chair), Sobel and McDevitt, Jr., and Mses. Howard and Rodeno.  Each member of the committee is considered independent and none of the members are or have been officers of the Company, nor does any member have any relationship with the Company that would require disclosure under Item 404 of Regulations S-K concerning related party transactions.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement.  Based on our Committee review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Submitted by the Compensation Committee of the Board:

Joel Sklar, Chair

Norma J. Howard

William H. McDevitt, Jr.

Michaela K. Rodeno

Brian M. Sobel

Summary Compensation Table

The following table sets forth summary compensation information for the President and Chief Executive Officer, Chief Financial Officer and each of the other three most highly compensated Named Executive Officers as of the end of the last fiscal year.  Bonus amounts were earned in the year shown and paid in the first quarter of the following year.

				Option	Stock
		Salary	Bonus	Awards	Awards	Other	Total
Name	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)
Russell A. Colombo	2016	437,592	274,000	76,486	128,097	199,505	1,115,680
President & CEO	2015	400,355	231,614	87,795	141,593	184,052	1,045,409
	2014	378,738	280,504	54,070	123,393	174,763	1,011,468

Tani Girton	2016	258,940	93,500	30,450	51,140	76,465	510,494
EVP & CFO	2015	239,500	80,000	35,265	56,840	72,609	484,214
	2014	227,750	94,129	—	—	70,966	392,845

Peter Pelham	2016	222,789	79,000	27,250	45,926	97,768	472,733
EVP, Retail Banking	2015	214,725	88,000	31,836	51,765	89,335	475,661
	2014	208,250	82,427	19,954	20,646	84,869	416,147

Elizabeth Reizman	2016	234,000	90,000	28,385	47,416	77,457	477,259
EVP & Chief Credit Officer	2015	221,250	80,000	31,836	51,765	70,264	455,115
	2014	206,250	81,194	19,954	20,646	59,611	387,656

Tim Myers	2016	235,400	76,500	27,766	46,423	53,950	440,039
EVP, Commercial Banking	2015	215,000	90,000	18,245	41,615	25,574	390,434
	2014	196,250	92,321	8,368	13,764	26,540	337,423

(1)	The Black-Scholes pricing model was used to derive the fair value of the awards. The assumptions used in valuing the grants in 2016 are presented following the table “Grants of Plan Based Awards.”
(2)

The “Other” column includes perquisites and personal benefits, such as car allowances, provided to the Named Executive Officers. Each of the above Named Executive Officers received less than $10,000 of aggregate perquisites and personal benefits, except Mr. Colombo who received a car allowance of $10,800 and annual country club membership dues of $10,131. The “Other” column also includes matching contributions to the 401(k) Plan, profit sharing contributions to the Employee Stock Ownership Plan, imputed income on life insurance paid by the Company, imputed income on long term care insurance paid by the Company, dividends paid on unvested restricted stock, interest paid on the Deferred Compensation Plan, one-time payments pursuant to offers of employment letters, and the prorated account value increase attributable to the Supplemental Executive Retirement Plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information as of December 31, 2016 with respect to equity compensation plans.  All plans have been approved by the shareholders.

	(A)		(B)	(C)
	Shares to be issued		Weighted average
	upon exercise of		exercise price of	Shares available for
	outstanding options		outstanding options	future issuance
Equity compensation plans approved by shareholders	181,789	(1)	41.20	269,592	(2)

(1)	Represents shares of common stock issuable upon exercise of outstanding options under the 1999 Stock Option Plan and the 2007 Equity Plan.
(2)

Represents shares of common stock available for future issuance under the 2007 Equity Plan, including both options and restricted stock awards, and the 2010 Director Stock Plan, excluding the shares in Column A.

The Bank of Marin 1999 Stock Option Plan (the “1999 Plan”) was adopted by the Board of Directors and approved by the Bank's shareholders in 1999, and subsequently adopted by the Company in 2007 through its holding company reorganization. The 1999 Plan was replaced by the 2007 Equity Plan (the “2007 Plan”), which was adopted by the Board of Directors and approved by the shareholders in 2007. No options have been granted from the 1999 Plan since April 2007.  The Company is proposing that the 2007 Plan, which is expiring, be replaced by a 2017 Equity Plan.  See Proposal 4 herein.

The following three tables set forth certain information regarding restricted stock awards and options granted under the 2007 Plan to individuals who were Named Executive Officers of the Company at December 31, 2016.

Grants of Plan-Based Awards

			Option Awards:
		Stock Awards:	Securities	Exercise Price	Grant Date Fair
		Number of	Underlying	of Option	Value of Stock
		Shares of Stock	Options	Awards	and Option
Name	Grant Date	(#)	(#)	($)	Awards ($)
Russell A. Colombo	3/01/2016	1,080	—	—	53,622	(1)
	3/01/2016	3,000	—	—	111,713
	3/01/2016	—	7,410	49.65	76,486	(1)
Tani Girton	3/01/2016	430	—	—	21,350	(1)
	3/01/2016	1,200	—	—	44,685
	3/01/2016	—	2,950	49.65	30,450	(1)
Peter Pelham	3/01/2016	390	—	—	19,364	(1)
	3/01/2016	1,070	—	—	39,844
	3/01/2016	—	2,640	49.65	27,250	(1)
Elizabeth Reizman	3/01/2016	400	—	—	19,860	(1)
	3/01/2016	1,110	—	—	41,334
	3/01/2016	—	2,750	49.65	28,385	(1)
Tim Myers	3/01/2016	390	—	—	19,364	(1)
	3/01/2016	1,090	—	—	40,589
	3/01/2016	—	2,690	49.65	27,766	(1)

(1)

The Black-Scholes pricing model was used to derive the fair value of the option awards.  The per share option value of $10.321997 was derived for awards granted on March 1, 2016 using the assumptions of 1.41% for risk-free rate of return, 2.01% for dividend yield, 25.79% for volatility rate and 6.00 years for expected life.  The grant-date fair value of the restricted stock awards was $49.65, which was the intrinsic value, or stock price, on the grant date.

Outstanding Equity Awards at Fiscal Year End December 31, 2016

	Option Awards				Stock Awards
							Market
	Securities	Securities				Number	Value of
	Underlying	Underlying				of Shares	Shares of
	Exercisable	Unexercisable	Option	Option		of Stock	Stock Not
	Options	Options	Exercise	Expiration		Not Vested	Vested
Name	(#)	(#)(1)	Price ($)	Date	Grant Date	(#)(2)	($)(3)
Russell A. Colombo	6,000	—	35.1800	5/01/2017	4/02/2012	350	24,413
	5,800	—	28.7500	5/01/2018	4/01/2013	440	30,690
	5,098	—	22.2500	4/01/2019	3/17/2014	762	53,150
	4,500	—	33.1000	4/01/2020	4/01/2014	720	50,220
	4,300	—	38.0000	4/01/2021	3/02/2015	3,274	228,362
	5,520	1,380	38.1800	4/02/2022	3/01/2016	4,080	284,580
	1,640	2,460	39.3500	4/01/2023	—	—	—
	1,680	2,520	45.8800	4/01/2024	—	—	—
	2,390	4,780	50.7500	3/02/2025	—	—	—
	—	7,410	49.6500	3/01/2026	—	—	—
Tani Girton	6,600	4,400	40.7300	8/29/2023	8/29/2013	1,600	111,600
	960	1,920	50.7500	3/02/2025	3/02/2015	1,320	92,070
	—	2,950	49.6500	3/01/2026	3/01/2016	1,630	113,693
Peter Pelham	2,300	—	28.7500	5/01/2018	4/02/2012	140	9,765
	4,000	—	22.2500	4/01/2019	4/01/2013	170	11,858
	1,750	—	33.1000	4/01/2020	4/01/2014	270	18,833
	1,650	—	38.0000	4/01/2021	3/02/2015	1,200	83,700
	2,120	530	38.1800	4/02/2022	3/01/2016	1,460	101,835
	960	640	39.3500	4/01/2023	—	—	—
	620	930	45.8800	4/01/2024	—	—	—
	866	1,734	50.7500	3/02/2025	—	—	—
	—	2,640	49.6500	3/01/2026	—	—	—
Elizabeth Reizman	1,500	—	35.1800	5/01/2017	4/02/2012	90	6,278
	400	—	28.7500	5/01/2018	4/01/2013	110	7,673
	700	—	22.2500	4/01/2019	4/01/2014	270	18,833
	700	—	33.1000	4/01/2020	3/02/2015	1,200	83,700
	700	—	38.0000	4/01/2021	3/01/2016	1,510	105,323
	880	220	38.1800	4/02/2022	—	—	—
	420	280	39.3500	4/01/2023	—	—	—
	620	930	45.8800	4/01/2024	—	—	—
	866	1,734	50.7500	3/02/2025	—	—	—
	—	2,750	49.6500	3/01/2026	—	—	—
Tim Myers	80	—	28.7500	5/01/2018	4/02/2012	70	4,883
	140	—	22.2500	4/01/2019	4/01/2013	90	6,278
	120	—	33.1000	4/01/2020	4/01/2014	180	12,555
	275	—	38.0000	4/01/2021	3/02/2015	920	64,170
	400	100	38.1800	4/02/2022	3/01/2016	1,480	103,230
	180	120	39.3500	4/01/2023	—	—	—
	260	390	45.8800	4/01/2024	—	—	—
	496	994	50.7500	3/02/2025	—	—	—

(1)

The stock option awards granted through 2014 vest 20% per year beginning on the first anniversary of the grant date. The stock option awards granted in 2015 and 2016 vest by approximately 33% on each anniversary of the grant date for three years.

(2)

The restricted stock awards granted through 2014 vest in five equal increments on the first five anniversaries of the grant date and pay dividend equivalents.  The restricted stock awards granted in 2015 and 2016 vest by approximately 33% on each anniversary of the grant date for three years.  The performance-based stock awards are contingent upon the achievement of pre-established long-term performance goals.  Performance is measured over a three-year period and cliff vested.

(3)

The market value of the restricted stock awards that have not vested was determined by multiplying the closing market price of the Company’s Common stock on December 31, 2016 ($69.75) by the number of restricted shares

Option Exercises and Stock Vested

	Option Awards			Stock Awards
	Number of
	Shares Acquired	Value Realized on		Number of
	on Exercise	Exercise		Shares Acquired	Value Realized
Name	(#)	($) (1)		on Vesting (#)	on Vesting ($) (2)
Russell A. Colombo	3,780	58,666		240	11,880
	720	11,174		350	17,325
	3,031	50,981		220	10,890
	3,000	46,560		381	18,639
	6,969	117,219		240	11,880
	—	—		576	28,719
Tani Girton	—	—		800	39,560
	—	—		230	11,468
Peter Pelham	5,000	91,750		95	4,703
	4,000	127,280		140	6,930
	—	—		85	4,208
	—	—		90	4,455
	—	—		210	10,471
Elizabeth Reizman	2,000	36,700		60	2,970
	—	—		90	4,455
	—	—		55	2,723
	—	—		90	4,455
	—	—		210	10,471
Tim Myers	—	—		50	2,475
	—	—		70	3,465
	—	—		45	2,228
	—	—		60	2,970
	—	—		180	8,975

(1)

The value realized on exercise is the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the options multiplied by the number of shares acquired on exercise.

(2)	The value realized on vesting is the closing price of the Company’s Common Stock on the date of vesting multiplied by the number of shares vested.

Supplemental Executive Retirement Plan

The Company has established a Supplemental Executive Retirement Plan (the “SERP” or the “Plan”) covering officers in business lines of the Company with the title of Executive Vice President and above. The SERP is an unsecured non-qualified defined benefit plan that is unfunded and has no plan assets. Under the Plan, the participants’ benefit payment is valued at 25% of his or her final salary. Most participants will be required to participate in the Plan for five years before vesting begins and after five years, the participant will vest ratable in the benefit over the remaining period until age 65.  The payout duration for eligible employees will be a minimum of five years and a maximum of 15 years and each benefit contract is set up to provide one year of benefit payout per year of participation in the plan subject to the minimum and maximum durations.

See “Potential Payments upon Termination or Change of Control” herein for a description of the events that will result in payout of the benefit payment and the terms for each event under this Plan.

The following table shows the present value of the accumulated benefit payable to each of the Named Executive Officers that participate in the SERP as of December 31, 2016:

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)(1)	($)
Russell A. Colombo	Bank of Marin SERP	6	462,113	—
Tani Girton	Bank of Marin SERP	4	140,959	—
Peter Pelham	Bank of Marin SERP	6	217,178	—
Elizabeth Reizman	Bank of Marin SERP	3	108,567	—
Tim Myers	Bank of Marin SERP	1	27,150	—

(1)

The accumulated benefit obligation is determined by discounting the expected present value of the retirement payments at normal retirement age using a 6.00% discount rate, which is appropriate under generally accepted accounting principles.

Nonqualified Deferred Compensation for 2016

The Nonqualified Deferred Compensation Plan is intended for a select group of employees of the Company who are in the highest salary band.  Employees can defer up to 80% of base salary and up to 100% of bonus compensation into the plan.  These are considered irrevocable elections and stay in place for the entire calendar year.  The Company does not make any employer contributions to this plan, and employees are always 100% vested in their contributions. Named Executive Officers also make an election for distributions from the plan at termination.

The following table sets forth the plan contributions and earnings during 2016 and the aggregate balances at December 31, 2016:

	Executive	Registrants	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at Last
Name	in Last FY($)(1)	in Last FY($)	Last FY($)(1)	Distributions ($)	FYE ($)(2)
Russell A. Colombo	44,029	—	51,120	—	1,511,475
Tani Girton	—	—	—	—	—
Peter Pelham	91,319	—	18,006	—	555,699
Elizabeth Reizman	—	—	3,948	—	114,929
Tim Myers	—	—	—	—	—

(1)	These amounts reflect a portion of each executive’s 2016 compensation, which is fully disclosed in the Summary Compensation Table of this proxy statement.
(2)	These amounts reflect a portion of each executive’s compensation previously reported in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

Set forth below is a description of the plans and agreements that could result in potential payments to the Named Executive Officers in the case of their termination of employment and/or a change in control.

Change in Control Agreements

Each Named Executive Officer has signed a Change in Control Agreement.  The circumstances that would trigger payment(s) or the provision of other benefits, including perquisites and health care benefits under the Change in Control Agreement are: i) a Change in Control (defined in accordance with Section 409A of the Internal Revenue Code) followed by, ii) the occurrence within one year after the Change in Control of a subsequent “Good Reason,” including:

•

Without the executive’s express written consent, an adverse change in executive’s position or title, the assignment to the executive of any duties or responsibilities inconsistent with the executive’s position or removal of the executive from or any failure to re-elect the executive to any of such positions;

•	A reduction of the executive’s base salary;

•	A 20% or greater reduction in non-salary benefits;

•	Failure of the Company to obtain the assumption of the change in control agreement by any successor; or

•	Requirement by the Company that the executive be based anywhere other than within 40 miles of the Company’s current headquarters located in Novato, California.

Stock Options and Restricted Stock Awards

In the event of a change in control in which the Company is not the surviving corporation, unvested options and restricted stock awards immediately vest.

Supplemental Executive Retirement Plan

A participant whose employment terminates due to a change in control will be vested in 100% of the amount that the Company has accrued to that point to pay their retirement benefit. This accrued benefit will be paid out in a one-time payment.

Other Payments and Benefits

The Company shall pay to executive as severance pay (and without regard to the provisions of any benefit plan) in a lump sum on the fifth day following the date of termination, the average salary of the executive for the last three full years of service multiplied by executive’s Seniority Factor (CEO 2.25 times; EVP 1.50 times), the executive’s annual bonus for the previous year, and the executive’s health premiums under COBRA for eighteen months and Dental/Vision premiums under COBRA for twelve months.

Estimated Total Benefits

The table below quantifies the estimated payments and benefits that would be provided to our Named Executive Officers in connection with the termination of his or her employment under the provisions of the Change in Control Agreements.

In all cases, the information assumes that the triggering event occurred on the last day of fiscal year 2016, and the price per share of the Company’s common stock is the closing market price as of that date (which was $69.75).

					Incremental	Incremental
					Market	Market
					Value of	Value of
				Value of	Accelerated	Accelerated	Total
	Value of	Value of	Value of	Supplemental	Restricted	Stock	Estimated
	Salary	Bonus	Benefits	Retirement	Stock	Option	Payments
	Component	Component	COBRA	Benefit	Awards	Awards	and Benefits
Named Executive	($)	($)	($)	($)	(1)($)	(2)($)	($)
Russell A. Colombo	921,491	231,614	26,902	366,036	671,414	1,236,668	3,454,124
Tani Girton	366,470	80,000	52,076	94,959	317,363	646,583	1,557,450
Peter Pelham	324,545	88,000	31,516	159,774	225,990	451,562	1,281,387
Elizabeth Reizman	334,500	80,000	29,499	67,053	221,805	412,502	1,145,359
Tim Myers	327,700	90,000	36,680	—	191,115	299,507	945,002

(1)	Includes unvested restricted stock awards as of December 31, 2016.
(2)	Includes unvested, in-the-money stock option awards as of December 31, 2016.

Termination

Unvested options and restricted stock awards will be cancelled. Vested options may be exercised within ninety days of termination.  Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections. A participant who has participated in the SERP for five or more years will receive the portion of his or her supplemental retirement benefit that is vested. The benefit payment will be paid monthly, commencing on the first day of the month following the normal retirement age of sixty-five and will be distributed subject to the minimum and maximum durations noted above. A participant who has participated in the SERP for less than five years will receive no retirement benefit under this Plan.

Retirement

Unvested options and restricted stock awards will be cancelled. Vested options may be exercised within ninety days of separation.  Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections. The executive whose employment terminates after the normal retirement age of sixty-five will receive 100% of his or her supplemental retirement benefit, payable monthly. The annual benefit payment will be equal to 25% of his or her final salary and will be distributed subject to the minimum and maximum durations noted above.

Disability

Unvested options and restricted stock awards will be cancelled. Vested options shall remain exercisable upon the earlier of (a) expiration of the twelve-month period commencing with the date of such cessation of employment status or (b) the expiration date of the option term. Deferred compensation account balances will be distributed six months after separation, following executive’s distribution elections. The executive will receive 100% of the supplemental retirement benefit that the Company has accrued to that point. Payments will begin immediately and will be paid monthly for the same duration as the normal retirement benefit was to be paid.

Death

Unvested options and restricted stock awards will be cancelled. Vested options shall remain exercisable upon the earlier of (a) expiration of the twelve-month period measured from the date of executive’s death or (b) the expiration date of the option term.  Deferred compensation account balances will be distributed six months after executive’s death, following the executive’s distribution elections.  Benefits of 1.5 times executive’s salary (at the time of death) will be payable to the beneficiary of record. If the executive is employed by the Company at the time of his or her death, the beneficiary of the executive will be paid the value of the executive’s projected supplemental retirement account balance at the normal retirement age. The balance will be paid to the beneficiary in a one-time payment. The Company has an appropriate amount of life insurance in force on the life of each participant to properly fund for this contingency.

The Committee Sets the Terms and Conditions for Equity Awards

The Committee or the Board, as the case may be, may accelerate (i) the date on which any option award may be exercised or (ii) the date of termination of the restrictions applicable to a restricted stock award, if the Committee or the Board, as appropriate, determines that to do so will be in the best interests of the Company and the participants in the plan.

Employment Contracts

There are no employment contracts between the Company or the Bank and their executive officers except the Company and the Bank have an employment agreement with Russell A. Colombo, their President and Chief Executive Officer.  The agreement was for an initial two-year term commencing on December 1, 2008, but renews annually on December 1st of each year unless a party gives written notice to the other within certain time periods. The agreement originally established a base salary of $281,036 and allowed for an increase annually.  As of December 31, 2016 the base salary was $437,592. The agreement also provides the potential to earn an annual incentive payment of up to seventy-five percent (75%)(1)of executive’s salary, participation in the Company’s reimbursement policy and participation in the Company’s benefit plans that are available to senior executives and employees generally.  The agreement also provides for payment of an automobile allowance of $10,800 per month, a reimbursement for monthly membership dues for the Marin Country Club, and reimbursement for necessary air travel expenses for Russell A. Colombo’s spouse up to a maximum of $2,000 per year.  If the agreement were terminated without cause, Mr. Colombo would receive severance pay equal to one year’s annual base salary in effect at the date of termination, an amount equal to his pro rata bonus earned up to the date of the termination, plus eighteen months’ COBRA payments for health premiums and dental/vision premiums.

(1)	The Compensation Committee has approved the potential to earn an annual incentive payment of up to 100% of executive’s salary.

Employee Stock Ownership Plan and 401(k) Plan

An employee becomes a participant in the 401(k) Plan as of the first day of the quarter following the date on which he/she attains age eighteen and has completed ninety days of employment. A participant may elect to defer a portion of his/her salary, not to exceed limitations set by the IRS, into the plan. Distributions from the 401(k) Plan are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or IRS permitted hardships. As determined by the Board of Directors, the Company may make discretionary matching contributions to the 401(k) Plan. In 2016 and 2015 the Company made matching contributions of $589 thousand and $555 thousand, respectively.

An employee becomes a participant in the Employee Stock Ownership Plan (“ESOP”) as of the first day of the quarter following the date on which he/she attains age eighteen and has completed ninety days of employment. A participant will have a nonforfeitable right to 100% of his/her ESOP account balance upon disability or on his/her normal retirement date or completion of at least five years of service, whichever is later. Distributions from the plan are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or IRS permitted diversification. The Company's contributions of $1,170 thousand in 2016 and $1,105 thousand in 2015 were used to purchase shares of Company stock for the ESOP.

Incentive Plan Bonus

Bank of Marin has incentive bonus programs for the Bank's executive officers, and for the non-executive officers and staff pursuant to the Bank of Marin Individual Incentive Plan (discussed elsewhere herein). Contributions by the Bank to both programs are based upon the Bank's achievement of specified levels of financial performance as determined by the Board of Directors. In 2016 the Bank expensed $2,553,741 for these programs and bonus payments were made in the first quarter of 2017.

SECURITY OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

As of December 31, 2016 and based upon filings with the Securities and Exchange Commission, J.S. Kelly, LLC; Jon S. Kelly, Managing Member reported holding 504,548 shares, which represented 8.24% of the Company’s shares then outstanding, BlackRock Fund Advisors reported holding 467,381 shares, which represented 7.63% of the Company’s shares then outstanding, and Basswood Capital Management LLC  reported holding 307,677 shares, which represented 5.02% of the Company’s shares then outstanding.  The foregoing were the only three persons known to the Company to own beneficially more than 5% of the Company’s common stock.

The following table sets forth, as of March 20, 2017, the number of shares of the Company's common stock which may be deemed to be beneficially owned by (i) each of the current directors, (ii) each executive officer as previously defined, and (iii) all directors and executive officers as a group, and the percentage of the outstanding common stock beneficially owned by such persons.

	Amount and Nature of Beneficial Ownership
	Sole Voting &		Shared Voting &		Option to acquire		Percent of
	Investment		Investment		within sixty days of		Common
Name and Address*	Power	(1)	Power	(1)	March 20, 2017	Total	Stock
Russell A. Colombo	27,856		6,990	(2)	39,648	74,494	1.21%
James C. Hale	2,280		—		1,189	3,469	0.06%
Robert Heller	216		6,365	(3)	—	6,581	0.11%
Norma J. Howard	—		16,054	(3)	—	16,054	0.26%
Kevin R. Kennedy	5,090	(4)	3,949	(3)	2,394	11,433	0.19%
William H. McDevitt, Jr.	3,150	(5)	9,934	(6)	1,189	14,273	0.23%
Leslie E. Murphy	—		—		—	—	—%
Michaela K. Rodeno	—		2,362	(6)	8,040	10,402	0.17%
Joel Sklar, MD	—		56,511	(3)	—	56,511	0.92%
Brian M. Sobel	10,650		—		—	10,650	0.17%
James T. Burke	6,420		862	(2)	6,249	13,531	0.22%
Tani Girton	8,600		715	(2)	9,503	18,818	0.31%
Tim Myers	5,650		4,058	(2)	3,634	13,342	0.22%
Peter Pelham	8,844	(7)	9,338	(8)	17,173	35,355	0.58%
Elizabeth Reizman	6,700		17,490	(9)	7,739	31,929	0.52%
All directors and executive officers as a group (15 persons)							5.17%

* The address of all persons listed is 504 Redwood Boulevard, Suite 100, Novato, CA 94947

(1)

In accordance with the anti-hedging and pledging provisions of the Company’s Insider Trading Policy, none of the shares held by the Directors and named executive officers listed above have been pledged.

(2)	Shares held in Employee Stock Ownership Plan.
(3)	Shares held in a trust as to which the beneficial owner is co-trustee with shared voting and investment power.
(4)	Includes 5,040 shares held in Roth IRA and 50 shares in Simple IRA.
(5)	Shares held in IRA.
(6)	Shares held in community property as to which the beneficial owner is co-owner with shared voting and investment power.
(7)	Includes 504 shares held under the California Uniform Gift to Minors Act for which Mr. Pelham is custodian.
(8)	Includes 7,708 shares held in Employee Stock Ownership Plan and 1,630 shares held in the Company’s 401(k) Plan.
(9)

Includes 6,350 shares held in Employee Stock Ownership Plan, 392 shares held in the Company’s 401(k) Plan and 10,748 shares held in a trust as to which Ms. Reizman is co-trustee with shared voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of the Company's common stock to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock of the Company. Directors, officers, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to its directors, officers, and 10% shareholders have been met on a timely basis, with the exception of one Form 4 filing for Russell A. Colombo on May 12, 2016 to report the sale of 882 shares of BMRC stock on March 22, 2016.

PROPOSAL NUMBER 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company seeks a non-binding advisory vote from shareholders to approve the compensation of the Named Executive Officers, as described in detail under the Executive Compensation section of this proxy statement.

In 2016, the Company included an advisory vote to approve executive compensation, providing shareholders with an opportunity to communicate their views on the Company’s executive compensation program. The Company’s executive compensation was approved by over 91% of the shares voted. The Committee considered the results of this vote in setting executive compensation for 2017 and concluded that the strong support of the Company’s compensation program indicates that shareholders concur with the Company’s alignment of compensation and performance. At the 2011 Annual Meeting of Shareholders the shareholders held, by majority vote, for a one-year frequency of the non-binding, advisory vote on executive compensation. While the frequency vote was non-binding and there was only a 1% difference between the votes for one and three-year frequencies, the Board of Directors has made the decision to include the advisory vote to approve executive compensation each year.  Pursuant to applicable rules, at this year’s Annual Meeting, shareholders will again have an opportunity to vote on the frequency (every one, two or three years), in which advisory votes on executive compensation will be held.  While recommending a one-year frequency, the Board of Directors is likely to adopt the frequency receiving the highest number of votes.

As discussed in the Compensation Discussion and Analysis, the Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals. The Company believes that this philosophy aligns the interests of executive officers with those of the shareholders by rewarding performance above established goals.

The Company’s compensation programs are designed to attract and retain high quality executive officers that are critical to long-term success. There are four components to the compensation of Named Executive Officers:

•	Base salary, which is established based on market data and adjusted on individual performance and experience.

•	Performance-based incentives, which are based on the overall performance of the Company and on individual goals specific to the executive’s area of responsibility.

•	Equity incentives, which allow the executives to share in the growth and prosperity of the Company.

•	Perquisites and other benefits that management believes are reasonable and consistent with the Company’s overall compensation program and will keep the Company competitive in the marketplace.

This proposal gives you as a shareholder of the Company the opportunity to vote on a non-binding advisory basis the Company’s overall executive compensation of the Named Executive Officers as disclosed in this proxy statement. Accordingly, you may vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company's Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).”

The Board of Directors and the Compensation Committee value the opinions of shareholders and will take into account the outcome of the vote, as well as the vote on Proposal 3 when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THE PROXY STATEMENT.

PROPOSAL NUMBER 3: ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities and Exchange Act of 1934, the Company also seeks a non-binding advisory vote from shareholders to approve the frequency of holding the advisory vote on executive compensation as described in Proposal 2.  As a shareholder of the Company, you may express your view on whether the advisory vote on executive compensation should be held every one, two, or three years, or you may abstain.

The Board of Directors recommends that this non-binding advisory vote to approve named executive officer compensation occur every year.  While the Company’s view is that its executive compensation is already well aligned with the interests of the shareholders, is within peer group parameters, and does not change significantly year over year, the Board of Directors recognizes the importance of soliciting the shareholders’ views on executive compensation.  Additionally, the Board feels that obtaining executive compensation voting results annually over the last six years has not been materially burdensome or expensive to the Company.

The proxy card provides shareholders with four options for this proposal, including holding the vote every one, two or three years, or the option to abstain.  Although this advisory vote is non-binding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.  Finally, shareholders who have concerns about executive compensation are always welcome to bring their specific concerns to the attention of the Board of Directors.  Please refer to “Other Matters – Shareholder Communication” in this Proxy Statement for information about communicating with the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF EVERY ONE YEAR FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL NUMBER 4: 2017 EQUITY PLAN

General

Upon recommendation by the Compensation Committee, on March 17, 2017, the Board of Directors of the Company adopted the Bank of Marin Bancorp 2017 Equity Plan (the “2017 Plan”), subject to shareholder approval.   Under the 2017 Plan, the Company may grant or award (i) Incentive Stock Options; (ii) Nonqualified Stock Options (and together with Incentive Stock Options, the “Options”); (iii) stock appreciation rights (“SARs”); (iv) Restricted Stock; (v) Restricted Performance Stock; and (vi) unrestricted Company Stock (collectively, the “Awards”).  The 2017 Plan also allows the Company to make awards conditional upon attainment of performance targets.   Under the existing 2007 Equity Plan, the Company has focused on the granting of stock options (both incentive and non-qualified stock options) and restricted stock awards, including performance restricted stock awards.

The principal purpose of the 2017 Plan is to promote the success of the Company by providing an additional means to attract, motivate, retain and reward key employees and directors of the Company and its subsidiaries with stock options and other equity based incentives for high levels of individual performance and improved financial performance of the Company. The Board of Directors has found equity awards to be an effective means of compensating employees under past equity award plans, and therefore recommends adoption of the 2017 Plan.

The Company’s current 2007 Equity Plan was approved by the shareholders ten years ago and is set to expire this year. The Board of Directors wanted to continue with the flexibility and material features of the 2007 Plan and, therefore, the terms and conditions of the 2017 Plan have been made substantially similar to the terms and conditions of the 2007 Plan.  The number of shares of common stock allocated to the 2017 Plan is limited to the number of shares which remain available under the 2007 Plan.  For a comparison of the two plans, please see “Comparison of the 2007 Plan and the 2017 Plan” below.  On or after the date the 2017 Plan is approved by the Company’s shareholders, no further awards will be granted under the 2007 Stock Option Plan.

Comparison of the 2007 Plan and the 2017 Plan

The 2017 Plan is based upon the 2007 Plan with various updates to comply with new laws and to reflect the changing needs of the Company.  A summary of the material changes is provided below.  To review the 2017 Plan in its entirety, please see Appendix A of this proxy statement.  Appendix A has been redlined to show changes from the 2007 Plan.

•	The 2017 Plan clarifies that if an Incentive Stock Option Award fails to qualify as an Incentive Stock Option, it is then deemed to be a Nonqualified Stock Option;
•	The Company’s Compensation Committee (the “Committee) or the Board, as the case may be, may now rely on the advice of experts in administering the 2017 Plan;
•	The Committee may now delegate ministerial, non-discretionary functions to officers or employees of the Company or a subsidiary;
•	The 2017 Plan now allows for the Committee to authorize electronic signatures on any document relating to the 2017 Plan;

•	The 2017 Plan expands the methods by which a person may make a payment in connection with the exercise of their vested options;
•

The 2017 Plan clarifies that shares of restricted stock for which the restrictions have not lapsed, or are subject to other restriction at the time of termination of employment shall not vest and will be returned to the Company;

•	A new section has been added to the 2017 Plan which restricts the transferability of any award except in limited circumstances;
•	The change in control provisions have been clarified as to the timing of acceleration of outstanding awards in the event that the Company is not the surviving corporation; and
•

In the event that the Company acquires another entity through a merger or other similar transaction, the Company may grant awards in exchange for unexercised and unexpired similar equity based awards of the other entity and the shares in the 2017 Plan shall be increased on a one share for one share basis for each share issued as part of the issuance of the substitute options.

Description of the 2017 Plan

The following summary of the material provisions of the 2017 Plan is qualified in its entirety by reference to the specific provisions of the 2017 Plan, the full text of which is attached to this Proxy Statement as Appendix A. All capitalized terms in the text which are not defined in this summary are defined in the 2017 Plan.

Purpose

The purpose of the 2017 Plan is to provide financial incentives for selected Employees, Advisors and Non-Employee Directors, thereby promoting the long-term growth and financial success of the Company by (i) attracting and retaining Employees, Advisors and Non-Employee Directors of outstanding ability, (ii) strengthening the Company’s capability to develop, maintain, and direct a competent management team, (iii) providing an effective means for selected Employees, Advisors and Non-Employee Directors to acquire and maintain ownership of Company Stock, (iv) motivating Employees to achieve long-range performance goals and objectives, and (v) providing incentive compensation opportunities competitive with peer financial institution banks.

Effective Date and Expiration of the 2017 Plan

The 2017 Plan will be effective upon its approval by the shareholders of the Company. Unless earlier terminated by the Board of Directors, the 2017 Plan will terminate on the tenth anniversary of its effective date. No Award may be made pursuant to the 2017 Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

Administration of the 2017 Plan

The 2017 Plan is administered by the Committee which has the authority to grant Awards to Employees, Advisors and Non-Employee Directors. The Board of Directors has the authority to grant Awards to Non-Employee Directors. The Committee, or the Board of Directors, as the case may be, has the full power and authority to interpret and administer the 2017 Plan and to establish and amend rules and regulations for its administration. Any action or decision by the Board of Directors or the Committee shall be final, binding and conclusive with respect to the interpretation of the 2017 Plan and any Award made under it.

More specifically, the Committee or the Board of Directors has the authority, in its discretion:

•

to determine those Employees, Advisors and Non-Employee Directors who will receive an Award; the timing of Awards; the vesting schedule for each Award; and the type of Award to be granted, the number of shares of Company Stock to be subject to each Option and Restricted Stock Award, and all other terms and conditions of any Award;

•	to determine and set forth in an award agreement the terms of each Award, including those terms, restrictions, and provisions necessary to cause certain Options to qualify as Incentive Stock Options;

•	to correct any defect or supply any omission or reconcile any inconsistency in the 2017 Plan or in any award agreement; and

•

to accelerate (i) the date on which any Option or SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a performance period under a Performance Unit Award, if the Committee or the Board of Directors, as applicable, determines that to do so will be in the best interests of the Company and the participants in the 2017 Plan.

All Awards (i) are subject to the terms and conditions of the 2017 Plan and to such other terms and conditions determined in the sole discretion of the Committee or Board of Directors, as applicable, (ii) need not be uniform among all participants who receive an Award, whether or not similarly situated, (iii) may be granted under two or more provisions of the 2017 Plan, (iv) may be combined in one award agreement, and (v) may contain any combination of Awards granted at one time and on more than one occasion to the same Employee, Advisor or Non-Employee Director.

Eligibility and Participation

All Employees, Advisors and Non-Employee Directors are eligible to participate in the 2017 Plan. For purposes of the 2017 Plan, an “Employee” means an individual who is a common law employee of the Company or any of its subsidiaries and an “Advisor” is an advisor who renders bona fide services to the Company and/or one or more of its subsidiaries as an advisory or marketing board member and who is neither an Employee nor a Non-Employee Director, which services are not provided in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

Employees may be granted Incentive Stock Options. Employees, Advisors, and Non-Employee Directors may be granted Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock, and unrestricted Company Stock.

Common Shares Available Under the 2017 Plan

Subject to certain adjustments as described below under “Adjustments,” the maximum number of shares of Company Stock that may be issued to participants as Awards under the 2017 Plan will be equal to 118,668 (the “Share Authorization”) and may consist of  authorized but unissued shares of Company Stock not reserved for any other purpose.  The Share Authorization is equal to the number of shares of Company Stock which remain currently unallocated and available for issuance under the 2007 Plan.

The following shares of Company Stock will not be counted against the aforementioned Share Authorization:

•

the number of shares of Company Stock that are subject to an Option or any other Award which is equal to the number of shares of Company Stock (a) tendered by a participant to the Company in payment of the option price or exercise price of such Option or other Award, as applicable or (b) netted as provided in the 2017 Plan;

•	the shares of Company Stock subject to an Award which for any reason terminates by expiration, forfeiture, cancellation or otherwise without having been exercised or paid;

•

the shares of Company Stock withheld from any Award to satisfy a participant’s tax withholding obligation or, if applicable, to pay the option price or exercise price of an Option or any other Award; or

•

if a SAR is settled in whole or in part by the issuance of shares of Company Stock, the number of shares of Company Stock which represents the difference between (a) the number of shares of Company Stock which remain subject to such SAR on the date of such settlement and (b) the number of shares of Company Stock actually issued upon settlement of such SAR.

If the 2017 Plan is approved by the Company’s shareholders at the Annual Meeting, no further awards will be made under the 2007 Plan and awards outstanding under the 2007 Plan will remain in effect in accordance with their respective terms.

Annual Limitation on Awards

In addition to the overall Share Authorization under the 2017 Plan, the maximum number of shares of Company Stock for which Options or SARs may be granted to any participant in any one fiscal year is 60,000, subject to adjustment under the terms of the 2017 Plan as described below under “Adjustments.” The maximum number of shares of Company Stock subject to Restricted Stock awarded to any Employee or Advisor with respect to a performance period or restriction period may not exceed 20,000 shares (subject to adjustment under the terms of the 2017 Plan as described below under “Adjustments”) for each fiscal year included in such performance period or restriction period.

Options

Nonqualified Stock Options may be granted to any participant under the 2017 Plan. However, Incentive Stock Options may be granted only to Employees of the Company or of any parent or subsidiary corporation as permitted under the applicable provisions of the Internal Revenue Code.  Additionally, grants of Incentive Stock Options will be subject to the restrictions and conditions set forth in the relevant sections of the Internal Revenue Code, including the $100,000 limitation on Incentive Stock Options first becoming exercisable in a calendar year and limitations for employees possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation.

Options may be granted for terms of up to, but not exceeding, ten years from the date of grant. Each Option grant is to be evidenced by an award agreement that specifies whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, the exercise price of the Option, the duration of the Option, the number of shares of Company Stock to which the Option pertains, the conditions upon which the Option will vest and become exercisable, and such other provisions as the Committee or the Board of Directors determines.

The Committee or the Board of Directors, as applicable, will determine the exercise price of each Option; provided, however, the exercise price must be at least equal to 100% of the fair market value of the underlying Company Stock as determined on the grant date.  For purposes of the 2017 Plan, the “fair market value” of a share of Company Stock on a particular date will generally be the closing price of a share of Company Stock on that particular date on NASDAQ (the “fair market value”).  The Committee or the Board of Directors may not amend, regrant, or take any action that has the effect of “repricing” an Option under applicable NASDAQ Rules.

Once an Option vests, the Option may be exercised at any time during the term of the Option in such manner as specified in the award agreement and upon proper notice to the Company as specified in the 2017 Plan, but only if as provided in the 2017 Plan, a participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an Employee, Advisor, or Non-Employee Director. The exercise price of any Option must be paid in full at the time of exercise (i) in cash; (ii) in previously acquired shares of Company Stock having a fair market value equal to the exercise price on the date of exercise (or the immediately preceding date if the date of exercise is not a trading day); (iii) in a combination of cash and shares; (iv) by a cashless (broker-assisted) exercise or (v) by reduction in the number of shares otherwise deliverable upon exercise by that number of shares which have a fair market value equal to such purchase price.  The exercise price must be fully paid before the Company will issue or transfer the designated shares of Company Stock. A participant has no shareholder rights with respect to the shares of Company Stock covered by the Option grant until the issuance of such shares to the participant.

Notwithstanding the foregoing, the Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of performance goals. After the Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related award agreement. Subject to the terms of the 2017 Plan, the duration of each Option may not be more than ten years from the date of grant.

Stock Appreciation Rights (SARs)

The Committee may award SARs to any participant under the 2017 Plan other than Company Directors. The Board of Directors has the authority to grant SARs to Company Directors.  A SAR represents the right to receive payment of an amount equal to (i) the amount by which the fair market value of one share of Company Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the exercise price multiplied by (ii) the number of shares of Company Stock covered by the SAR.

An award of a SAR granted under the 2017 Plan will be subject to the terms and conditions prescribed by the Committee or the Board of Directors in an award agreement, which will specify the grant price, the term of the SAR and such other provisions as the Committee or the Board of Directors determines. The shares must be valued at their fair market value on the date of exercise. The Committee may prescribe conditions and limitations on the exercise of any SAR. At the discretion of the Committee or the Board of Directors, the payment upon SAR exercise may be made in cash, shares of Company Stock or a combination thereof, or in any other manner set forth in the award agreement. Each SAR will expire on a date set by the Committee or the Board of Directors at the time of the grant. A SAR is exercisable only by written notice to the Chief Financial Officer of the Company or the Secretary of the Company, or his or her designee. To the extent not previously exercised, all SARs will automatically be exercised on the last trading day prior to their expiration, so long as the fair market value of a share of Company Stock exceeds the exercise price, unless the participant gives proper and timely notice to the contrary to the Company.

Restricted Stock and Restricted Performance Stock

The Committee may award Restricted Stock and/or Restricted Performance Stock to any participant under the 2017 Plan other than Company Directors. The Board of Directors has the authority to grant Restricted Stock and/or Restricted Performance Stock to Company Directors.

An award of Restricted Stock granted under the 2017 Plan will be subject to the terms and conditions prescribed by the Committee or the Board of Directors in an award agreement. Each award agreement will specify the period(s) of restriction, the number of shares of Company Stock covered by the Restricted Stock Award, and such other provisions as the Committee or the Board of Directors determines. Among other things, the Committee or the Board of Directors may impose different restriction periods for each Restricted Stock Award or conditions upon the Award including the attainment of performance goals (making the Award a grant of Restricted Performance Stock).

Unless otherwise determined by the Committee or the Board of Directors and set forth in a participant’s award agreement, the participant will be entitled to receive dividends during the restriction period, will have the right to vote such Restricted Stock and will have all other shareholder rights, with the exception that (i) if any dividends are paid in shares of Company Stock, those shares will be subject to the same restrictions as the shares of Restricted Stock with respect to which they were issued, (ii) the participant will not be entitled to delivery of any stock certificate evidencing the Company Stock underlying the Restricted Stock Award during the restriction period, (iii) the Company will retain custody of the Restricted Stock during the restriction period, and (iv) a breach of a restriction or a breach of the terms and conditions established by the Committee or the Board of Directors pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award.  Unless provided otherwise by the Committee, any shares of Restricted Stock that are subject to restrictions at the time of termination of termination of employment or are not otherwise fully vested shall not vest and will be returned to the Company.

Under the 2017 Plan, the term “Restricted Performance Stock” means Company Stock subject to performance goals and grants of Restricted Performance Stock are subject to the same terms and conditions specified for grants of Restricted Stock.

Unrestricted Company Stock

The Committee may grant unrestricted Company Stock to any participant under the 2017 Plan other than Company Directors on such terms and conditions as the Committee determines, as evidenced by an award agreement. The Board of Directors has the same authority to grant unrestricted Company Stock to Company Directors.

General Performance Goals

The performance goals, upon which the payment or vesting of an Award to any Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, will be limited to the following performance measures: (i) earnings per share (actual or targeted growth); (ii) net income after capital costs; (iii) net income (before or after taxes); (iv) return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity); (v) efficiency ratio; (vi) full-time equivalency control; (vii) stock price (including, but not limited to, growth measures and total shareholder return); (viii) noninterest income compared to net interest income ratio; (ix) expense targets; (x) operating efficiency; (xi) economic value added or EVA; (xii) credit quality measures; (xiii) customer satisfaction measures; (xiv) loan growth; (xv) deposit growth; (xvi) net interest margin; (xvii) fee income; and

(xviii) operating expense. For Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Committee or the Board of Directors may establish performance goals based upon the above enumerated list of performance measures or upon any other performance the Committee or the Board of Directors deems appropriate.

In either case, the Committee or the Board of Directors must establish performance goals in writing for each performance period no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the expiration of 25% of the performance period. Except as otherwise provided in the 2017 Plan or an award agreement, as of the end of each performance period, the Committee or the Board of Directors must certify in writing the extent to which a participant has or has not met the participant’s performance goal. To the extent permitted under Section 162(m) of the Internal Revenue Code, if applicable, the Committee or the Board of Directors may disregard or offset the effect of any special charges or gains or cumulative effect of an accounting change in determining the attainment of performance goals.

Additionally, to the extent permitted by the Internal Revenue Code, if applicable, the Committee or the Board of Directors may make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting Company Stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change and (ii) similar adjustments to any portion of performance criteria that is not based on Company Stock but which is affected by an event having an effect similar to those just described.

Furthermore, any performance measure in the above enumerated list may be used to measure performance with respect to solely the Company and/or a subsidiary, or relatively between the Company and/or any subsidiary and one or more unrelated entities. In addition, the Committee or the Board of Directors can apply different performance measures (i) to different participants or groups of participants, and (ii) to results achieved by solely the Company or any subsidiary, a combination of the two, or any combination of business units or divisions of the Company and the subsidiaries.

Change in Control

Under the 2017 Plan, “change in control” means a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 409A of the Internal Revenue Code).

In the event of a change in control where the surviving entity will not be the Company and the surviving entity (the “Acquirer”) does not honor or substitute equivalent Awards for outstanding grants of Options, SARs, Restricted Stock, or Restricted Performance Stock, all such Awards will become immediately and fully exercisable or in the case of Restricted Stock, become fully vested and all restrictions will immediately lapse upon notice by the Board given no less than ten days nor more than thirty prior to the anticipated change in control event.  In the case of Restricted Performance Stock, all outstanding Awards will be deemed to have been fully earned at the maximum payout based on target performance being attained as of the effective date of the change in control.  Additionally, the Board of Directors or its designee may, in its sole discretion, provide for a cash payment to be made to each participant for the outstanding Options, SARs, Restricted Stock, or Restricted Performance Stock upon the consummation of the change in control, determined on the basis of the fair market value that would be received in such change in control by the holders of the Company’s securities relating to such Awards.  Notwithstanding the foregoing, any Option intended to be an Incentive Stock Option under Section 422 of the Internal Revenue Code will be adjusted in a manner to preserve such status. In the event of a change in control where the Company is the surviving entity, or the Acquirer assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or

substitutes equivalent equity awards relating to the securities of such Acquirer or its affiliates, then all such Awards or substitutes will remain outstanding and be governed by their respective terms and the provisions of the 2017 Plan.  In such change in control scenario:

•

if a participant is terminated without cause within 24 months following the change in control, and the Company is the surviving corporation or the Acquirer assumes the outstanding Awards, then all of the participant’s outstanding Options, SARs, Restricted Stock, or Restricted Performance Stock will become immediately and fully exercisable or, in the case of Restricted Stock, become immediately and fully vested.  In the case of Restricted Performance Stock, all of the participant’s outstanding Awards will be deemed to have been fully earned at the maximum payout based on target performance being attained. In the case of outstanding Options or SARs, the participant may exercise these Options or SARs at any time within one year after such termination, except that an Option or SAR will not be exercisable on any date beyond the expiration date of such Option or SAR.  In the event of a participant’s death after such termination, such Options or SARs may be exercised by the participant’s personal representative at any time before the earlier of (i) one year after the participant’s death or (ii) the expiration date of the Award; provided, however, that an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Internal Revenue Code.

•

if a participant is terminated for cause within 24 months following such change in control and the Company is the surviving corporation or the Acquirer assumes the outstanding Awards, then any Options or SARs of such participant will expire, any non-vested Restricted Stock or Restricted Performance Stock will be forfeited, and any rights under such Awards will terminate immediately.  Subject to all of the foregoing conditions, any outstanding Option or SAR that vests in accordance with a change in control will be governed by the 2017 Plan’s general termination provisions (see “Termination” below).

Furthermore, the Company does not have the power to amend or terminate any provision regarding change in control if any such amendment or termination would adversely affect the rights of participants under the 2017 Plan.

Tax Withholding

The Company has the power and the right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the 2017 Plan.

With respect to withholding required upon any taxable event arising as a result of an Award granted under the 2017 Plan, a participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Company Stock having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.  All such elections will be irrevocable, made in writing and signed by the participant, and will be subject to any restrictions or limitations that the Committee or the Board of Directors, in its sole discretion, deems appropriate.

Substitute Awards

The 2017 Plan provides for the issuance of substitute awards in the event the Company acquires another entity and the terms of the acquisition require issuance of substitute awards for existing equity compensation of the acquired Company.  The Share Authorization in the 2017 Plan shall be increased on a one share for one share basis for each share issued as part of the issuance of the substitute awards.

Termination

Subject to the 2017 Plan and individual award agreements, the following summarizes the effect of various termination events on Awards to participants:

•	Any unvested or unexercisable Awards on the date of termination will immediately terminate and be of no further force and effect;

•

Termination for any reason other than death, disability, or discharge for cause: Any outstanding Options or SARs may be exercised at any time within three months after such termination up to the number of shares of Company Stock covered by such Options or SARs which are exercisable at the date of such termination; provided, however, that no Option or SAR will be exercisable on any date beyond the expiration date of such Option or SAR;

•

Termination for cause: Any Options or SARs, whether or not then exercisable, will expire and any rights thereunder will terminate immediately, and any non-vested Restricted Stock Awards will immediately be forfeited and any rights thereunder will terminate;

•

Termination due to death: Any Options or SARs then exercisable may be exercised by the participant’s personal representative at any time before the earlier of (i) one year after the participant’s death or (ii) the expiration date of the Award;

•

Termination due to disability: Any Options or SARs then exercisable may be exercised by the participant at any time before the earlier of (i) one year after the date of termination or (ii) the expiration date of the Award; provided, however, that an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Internal Revenue Code;

Adjustments

In the event of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee or the Board of Directors, as the case may be, (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the 2017 Plan, and the number and kind of shares and the Option price per share subject to outstanding Options or which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Company Stock Awards.

The Share Authorization will also be increased in the event of the grant of substitute awards as provided in the 2017 Plan.

Subject to the 2017 Plan, appropriate adjustments may also be made by the Committee or the Board of Directors, as the case may be, in the terms of any Awards to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Any such adjustments made by the Committee or the Board of Directors will be conclusive and binding for all purposes under the 2017 Plan.

Amendment, Suspension, and Termination of the 2017 Plan

The Board of Directors, in its discretion, may suspend or terminate the 2017 Plan or any portion of the 2017 Plan at any time and may amend the 2017 Plan from time to time as needed (i) in order that any Awards thereunder shall conform to any change in applicable laws or regulations, or (ii) in any respect deemed by the Board of Directors to be in the best interests of the Company.

Without shareholder approval, no amendment may: (i) increase the number of shares of Company Stock which may be issued under the 2017 Plan (except as provided above in “Adjustments”); (ii) expand the types of awards available to participants under the 2017 Plan; (iii) materially expand the class of Employees and/or Advisors eligible to participate in the 2017 Plan; (iv) materially change the method of determining the exercise price of Options; (v) delete or limit the provision prohibiting the repricing of Options; or (vi) extend the termination date of the 2017 Plan. Additionally, to the extent that shareholder approval is required to satisfy applicable law, regulation or any securities stock exchange, market or other quotation system on or through which the Company Stock is listed or traded, such amendment may not be made without the requisite approval.

No termination, amendment or suspension of the 2017 Plan by the Board of Directors may adversely affect in any material way any outstanding Awards without the consent of the affected participant.  Further, the Committee may amend or modify any outstanding Options, SARs, or Restricted Stock Awards in any manner to the extent that the 2017 Plan has provided the initial authority to the Committee to grant such Awards as so modified or amended.

Subject to the above conditions, the Board of Directors can amend the 2017 Plan and any award agreements without any additional consideration to affected participants to the extent necessary to comply with, or avoid penalties under, Section 409A of the Internal Revenue Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the 2017 Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income or employment tax laws.

Stock Options

Grants of Nonqualified Stock Options and Incentive Stock Options do not create taxable income at the time of the grant, provided they are granted at the then fair market value of the underlying stock. Recipients will realize ordinary income at the time of exercise of a Nonqualified Stock Option equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Recipients will not realize income at the time of exercise of an Incentive Stock Option. If the shares of stock acquired in the exercise of an Incentive Stock Option are retained for a period of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the stock will be taxed as a long-term capital gain. An optionee who disposes of shares acquired by exercise of an Incentive Stock Option prior to the expiration of two years after the option is granted or one year after the option is exercised will realize ordinary income as of the date of disposition up to the difference between the exercise price and fair market value of the stock on the date of exercise. A non-employee director who receives a Nonqualified Stock Option will recognize ordinary income on the option exercise date equal to the difference between the exercise price and the fair market value of the stock on the exercise or vesting date. To the extent ordinary income is recognized by the optionee, the Company may deduct a like amount as compensation.

SARs

SARs generate no taxable income to the grantee at the time of grant.  Upon exercise of the SAR the employee recognizes ordinary income equal to the cash or fair market value of the stock received.  The Company may take an income tax deduction equal to the income recognized by the employee.

Restricted Stock

No income will be recognized at the time of grant of a Restricted Stock Award if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to an award, the then fair market value of the stock or cash received will constitute ordinary income to the plan participant. Subject to applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the participant.

Restricted Performance Stock

A participant will not recognize taxable income when the Company grants the participant Restricted Performance Stock and the Company will not receive a deduction at that time. However, if the participant satisfies the conditions imposed on the Award, he or she will recognize ordinary income equal to the cash or the fair market value of the Company Stock he or she receives at the time of delivery. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. The Company generally will be entitled to a deduction equal to the income that the participant recognizes.

If the amount a participant receives when he or she disposes of the Company Stock acquired upon the settlement of a Restricted Performance Stock Award is larger than the value of the Company Stock when the participant received them, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after they were issued. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after they were issued.

Unrestricted Stock

Upon an issuance of unrestricted Company Stock, a participant will recognize taxable income equal to the fair market value of the shares issued and the Company will receive a deduction in the same amount at that time.

ANY U.S. FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.

Other Matters

The 2017 Plan is intended to comply with Section 162(m) of the Internal Revenue Code with respect to 2017 Plan Awards granted to Employees who are or who may become a “covered employee” as defined in Section 162(m).  The Company is seeking shareholder approval of the 2017 Plan in order to satisfy the shareholder approval requirements of applicable NASDAQ Rules as well as those under Section 162(m) of the Internal Revenue Code.  If shareholder approval of the 2017 Plan is not obtained, the 2017 Plan will be null and void.

Recommendation and Vote

The affirmative vote of a majority of the votes cast at the Meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal.  If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote.  If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have the authority to vote your shares.  Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

The Board believes that the 2017 Plan is in the best interests of the Company and its shareholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE 2017 PLAN.

PROPOSAL NUMBER 5: INDEPENDENT AUDITOR

Appointment of Independent Auditor

The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of Moss Adams LLP (“Moss Adams”) to perform audit services for the Company and its subsidiary, Bank of Marin, for the year ending December 31, 2017. This selection has been approved by unanimous resolution of the Board of Directors.  There are no affiliations between the Company and Moss Adams, its partners, associates or employees other than those which pertain to the engagement of Moss Adams in the previous year as independent auditor for the Company and for certain permitted consulting services.  Moss Adams has served as the Company’s independent auditor since 2004.

The audit reports on the financial statements of Bank of Marin Bancorp and subsidiary as of and for the fiscal years ended December 31, 2016, 2015, 2014, and 2013 were issued by Moss Adams and did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In accordance with our long standing tradition, the shareholders are hereby asked to ratify the selection of the Company’s independent auditor.  The approval of a majority of the shares represented at the Annual Meeting is required to ratify the selection of Moss Adams as the Company’s independent auditor.  It is anticipated that a representative of the firm will be present at the Annual Meeting and will be available to answer questions.

Independent Auditor Fees

Following are disclosures regarding the fees billed by Moss Adams during 2015 and 2016.  The Audit Committee has considered whether the provision of non-audit services by Moss Adams is compatible with maintaining auditor independence.

Fees incurred for professional services provided by Moss Adams for 2015 and 2016:

($ in thousands)	2016	2015
Audit Fees (1)	$279,000	$271,700
Audit-Related Fees	$4,134	$—
All Other Fees	$—	$—
Tax Fees	$—	$—
Total Fees	$283,134	$271,700

(1)

Audit Fees are the aggregate fees billed for professional services in the fiscal year 2015 and 2016 by Moss Adams for the audit of the annual financial statements, review of the quarterly financial statements and work related to compliance with the Sarbanes-Oxley Act of 2002.

The Audit Committee discussed these fees and services with the independent auditor and Company management, and determined that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, the NASDAQ and the American Institute of Certified Public Accountants.

Pre-Approval of Independent Auditor Fees

It is the policy of the Audit Committee that all engagements for audit, audit-related, tax, and other services provided by the independent auditor be pre-approved by the Audit Committee, and cannot commence until such approval has been granted. The pre-approval includes a review of the services to be undertaken and the estimated fees that will be incurred. The services performed by Moss Adams for the 2016 audit engagement were pre-approved by the Audit Committee, in accordance with the Committee's procedures. The services and fees proposed by Moss Adams for the 2017 engagement will be reviewed for pre-approval by the Committee at the April 2017 meeting.

Normally, pre-approval is discussed at regularly scheduled Audit Committee meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair must update the Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT AUDITOR.

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) oversees the accounting and financial reporting processes of the Company, the audits of the Company's financial statements, the qualifications of the public accounting firm engaged as the Company's independent auditor and the performance of the Company's internal and independent auditors. The Committee's function is more fully described in the Board approved Audit Committee charter, available on the Company’s investor relations website at www.bankofmarin.com. The charter specifies the scope of the Committee’s responsibilities and the framework within which it carries out those responsibilities.  The Committee reviews its charter every year, and any proposed changes are reviewed and approved by the full Board.

The Committee consists of no fewer than three (3) members of the Board, each of whom is independent under the NASDAQ listing standards, SEC rules and other regulations applicable to audit committees. The Company’s Board has determined that all Committee members satisfy the financial literacy requirements in the NASDAQ listing standards and that the Committee has at least one “audit committee financial expert” as defined by the SEC rules.  However, Committee members are not professional accountants or auditors, are not experts under the Securities Act of 1933 in these fields, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm.   Members of the Committee are expected to participate in continuing education relating to the duties and requirements of audit committees.  The Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to management and to the auditors.   The Committee assembles information from a range of sources, including discussions with management, independent auditors and internal audit personnel, and the experience of the Committee's members in business, financial, and accounting matters.

The Committee meets as needed but at least quarterly.  There were eight (8) meetings in 2016 (four general quarterly meetings and four quarterly meetings to review financial report filings).  The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks.  These meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the independent auditors, internal audit personnel and management to determine if there are any concerns regarding the Company’s accounting or financial practices.

The Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate. These advisors are apart from counsel or advisors hired by management.  The Company’s Internal Audit department reports directly to the Committee and is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls related to the reliability and integrity of its financial information and the safeguarding of its assets.  Moss Adams, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of the Company's internal controls over financial reporting.

Moss Adams has provided the Committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant's communications with the Committee concerning independence, and the Committee has discussed with the audit firm and management that firm's independence.   During this process nothing came to the attention of the Committee which suggested that Moss Adams is not independent; however, the Committee is not required (and does not) certify that the independent audit firm is independent under applicable rules.

The Committee meets with Moss Adams, Bank of Marin management and the Internal Audit Manager to review interim financial results before publication of quarterly earnings results. Discussions cover topics and events that may have a significant financial impact.  The Committee also reviews and discusses with management steps taken to identify, monitor and control significant financial reporting risks.

In accordance with law, the Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing the Company's independent audit firm. Although the Committee has the sole authority to appoint the independent audit firm, the Committee will continue its longstanding practice of recommending that the Board ask the shareholders to ratify the appointment of the independent accountants at the Annual Meeting.

The Committee annually reviews Moss Adams’ performance in connection with the determination to retain Moss Adams.  In conducting this review, the Committee considered, among other things:

•	Moss Adams’ historical and recent performance of the audit, including the extent and quality of its communications with the Committee

•	Data relating to audit quality and performance, including recent PCAOB reports on Moss Adams

•	The appropriateness of Moss Adams’ fees, both on an absolute basis and as compared with its peer firms

•

Moss Adams’ tenure as the Company’s independent auditor and its depth of understanding of the Company’s business, accounting policies and practices, including the potential effect on the financial statements of the major risks facing the Company and internal control over financial reporting

•

Moss Adams’ professional skepticism and objectivity, including perspectives brought through periodic required rotation of the lead audit partner, quality review partner and other engagement team partners, and

•	The advisability and potential impact of selecting a different independent public accounting firm.

The Committee agenda for a given year includes reviewing Bank of Marin’s interim financial results, financial statements, internal controls over financial reporting, and all audit-related activities, including approval of the annual audit schedule, auditor reports and management responses to findings.  The Committee reviews and discusses with management and the independent auditor the Company's major financial reporting risks and the steps that management has taken to monitor and control such risks.  The Committee also reviews and approves the engagement and funding for supplementary internal auditing services, currently provided by AuditOne LLP.

The Committee is responsible for establishing and monitoring procedures for the receipt, retention and disposition of complaints received by the Bank regarding accounting, financial reporting, internal accounting and financial controls, and auditing concerns (also known as the “Whistleblower” policy and procedures).  This responsibility includes ensuring that there is a means for the confidential submission by employees of the Company, or of third-parties that provide services to the Company, of any concerns regarding potentially questionable accounting or auditing matters.  The Committee is committed to ensuring that these submissions can be made anonymously while meeting all regulatory requirements.

The Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company's internal controls over financial reporting as of December 31, 2016.  The Committee also has reviewed and discussed with Moss Adams its review and report on the Company's internal control over financial reporting.

The Committee has reviewed and discussed the audited financial statements for fiscal year 2016 with management and Moss Adams.  Management represented to the Committee that the Company's audited financial statements were prepared in accordance with U.S. generally accepted accounting principles, and Moss Adams represented that its presentations to the Committee included the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding "Communication with Audit Committees." This review included a discussion with management of the quality (and not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company's financial statements, including the disclosures related to critical accounting estimates.

In reliance on these reviews and discussions, and the reports of Moss Adams, the Audit Committee has recommended to the Board, and the Board has approved the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

Submitted by the Audit Committee of the Board of Directors:

James C. Hale, Chair

Leslie E. Murphy

Michaela K. Rodeno

Joel Sklar

OTHER MATTERS

If any other matters come before the meeting, not referred to in the enclosed proxy, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting, and as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

Shareholder Proposals

If a shareholder intends to present any proposal for consideration at the 2018 Annual Meeting of Shareholders and wishes for that proposal to be included in the proxy and proxy statement to be prepared by the Company, the proposal must be received by the Company at its corporate office not later than December 13, 2017.

Shareholder Communication

Any shareholder may communicate directly to Board members, or to any individual Board member, by sending correspondence or communication addressed to the particular member or members in care of Bank of Marin Bancorp, Attn: Corporate Secretary, 504 Redwood Blvd., Suite 100, Novato, CA 94947.

Form 10-K

THE COMPANY'S ANNUAL REPORT FOR 2016 ON FORM 10-K, WHICH IS REQUIRED TO BE FILED WITH THE SEC, IS AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE. THE REPORT MAY BE OBTAINED BY WRITTEN REQUEST TO CORPORATE SECRETARY, BANK OF MARIN BANCORP, 504 REDWOOD BLVD., SUITE 100, NOVATO, CA 94947. It is available in the Investor Relations section of the Company's website at www.bankofmarin.com. The Company's Annual Report serves as the Bank’s annual disclosure statement under Part 350 of FDIC rules.

By order of the Board of Directors

Nancy Rinaldi Boatright

Secretary

April 5, 2017

APPENDIX A

BANK OF MARIN BANCORP

20~~0~~17 Equity Plan

THIS 20~~-~~1~~0~~7 EQUITY PLAN is hereby adopted by the Board of Directors of ~~Bank~~ Bank of Marin Bancorp, a California corporation (the “~~Bank~~Company”) on ~~March 8~~[*] March 17, 201~~0~~7, subject to approval by the shareholders of the Company~~Bank below~~.

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.1   Purpose. The purpose of the Plan is to provide financial incentives for selected Employees, Advisors and Non-Employee Directors, thereby promoting the long-term growth and financial success of the ~~Bank~~Company by (a) attracting and retaining Employees, Advisors and Non-Employee Directors of outstanding ability, (b) strengthening the ~~Bank~~Company’s capability to develop, maintain, and direct a competent management team, (c) providing an effective means for selected Employees, Advisors and Non-Employee Directors to acquire and maintain ownership of ~~Bank~~Company Stock, (d) motivating Employees to achieve long-range Performance Goals and objectives, and (e) providing incentive compensation opportunities competitive with peer financial institution holding companies.

1.2   Effective Date and Expiration of Plan. The Plan will be effective upon its adoption by the Board and approval by affirmative vote of the Shareholders required under applicable rules and procedures, including those prescribed under Sections 162(m) and 422 of the Code and applicable NASDAQ rules (the “Effective Date”).  Unless earlier terminated by the Board pursuant to Section 12.2, the Plan shall terminate on the tenth anniversary of its Effective Date.  No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.  Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) the adoption of this Plan by the Board or (b) the Effective Date.

ARTICLE II

DEFINITIONS

The following words and phrases, as used in the Plan, shall have the meanings set forth in this section.  When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

2.1   Advisor means any advisor who renders bona fide services to the ~~Bank~~Company and/or one or more of the Subsidiaries as an advisory or marketing board member and who is neither an Employee nor a director of the ~~Bank~~Company or any Subsidiary; provided that the services rendered are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the ~~Bank~~Company’s securities.

2.2   Award means, individually or collectively, any Option, SAR, Restricted Stock, Restricted Performance Stock, or unrestricted ~~Bank~~Company Stock Award.  Any Award or any Company Stock issued pursuant to an Award shall be subject to the anti-hedging and pledging provisions of the Company’s Insider Trading Policy.

2.3   Award Agreement means the written agreement between the ~~Bank~~Company and each Participant that ~~describes~~ sets forth the terms and conditions of each Award.  If there is a conflict between the terms of the Plan and the Award Agreement, the terms of the Plan will govern.

2.4   Board means the Board of Directors of the ~~Company~~Company.

2.5   Cause with respect to any Participant, means: (a) Gross negligence or gross neglect of duties; or (b) Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant’s employment or service, as the case may be, with the ~~Bank~~Company or any of its Subsidiaries; or (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant ~~Bank~~Company policy, or Subsidiary policy, committed in connection with the Participant’s employment or provision of services, as the case may be; or (d) Issuance of an order for removal of the Participant by any agency which regulates the activities of the ~~Bank~~Company or any of its Subsidiaries.  Any determination of “Cause” under this Plan shall be made by the Committee in its sole discretion.

~~2.6   Bank means Bank of Marin, a California banking corporation.~~

~~2.7   Bank Director means a non-employee member of the Board.~~

~~2.8   Bank Stock means the Bank’s common shares, without par value per share.~~

2.6~~9~~   Code means the Internal Revenue Code of 1986, as amended or superseded after the Effective Date, and any applicable rulings or regulations issued thereunder.

2.7~~10~~  Committee means the Compensation Committee of the Board or a subcommittee thereof.

2.8   Company means Bank of Marin Bancorp, a California corporation.

2.9   Company Director means a non-employee member of the Board.

2.10   Company Stock means the Company’s common stock, without par value.

2.11   Disability means: (a) with respect to an Incentive Stock Option, “disabled” within the meaning of Section 22(e)(3) of the Code; (b) with respect to any Award subject to Section 409A of the Code, “disabled” as defined under Section 409A of the Code; and (c) with respect to any Award not described in subsections (a) and (b) of this Section 2.11, a long-term disability as defined by the ~~Bank~~Company’s or Subsidiary’s group disability insurance plan, or any successor plan that is applicable to such Participant at the time of his or her Termination.

2.12   “DRO” shall mean a valid domestic relations order under applicable state law, acceptable to the Company.

2.1~~2~~3   Effective Date means the date on which the Plan is approved by the Shareholders of the ~~Bank~~Company, as provided in Section 1.2.

2.14~~3~~   Employee means any person who, on any applicable date, is a common law employee of the ~~Bank~~Company or any Subsidiary.  A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the ~~Bank~~Company or any Subsidiary for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

2.15~~4~~   Exchange Act means the Securities Exchange Act of 1934, as amended.

2.16~~5~~   Exercise Price means the amount, if any, that a Participant must pay to exercise an Award ~~(other than an Option)~~.

2.17~~6~~   Fair Market Value means, as of any specified date, an amount equal to the reported closing price on the specified date of a share of ~~Bank~~Company Stock on NASDAQ or any other established stock exchange or quotation system on which the ~~Bank~~Company Stock is then listed or traded or, if no shares of ~~Bank~~Company Stock have been traded on such date, the closing price of a share of ~~Bank~~Company Stock on NASDAQ or such other established stock exchange or quotation system as reported on the first day prior thereto on which shares of ~~Bank~~Company Stock were so traded. If the preceding sentence does not apply, Fair Market Value shall be determined in good faith by the Committee using other reasonable means.

2.18~~7~~   Fiscal Year means the fiscal year of the ~~Bank~~Company, which is the 52- or 53-week period ending on December 31.

2.19~~8~~   Incentive Stock Option means an option within the meaning of Section 422 of the Code and which contains such provisions as are necessary to comply with such section.  Any Option granted hereunder that is intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof initially or upon amendment shall not be nullified because of such failure and ~~shall be~~shall be deemed a Nonqualified Stock Option.

2.20~~19~~   Non-Employee Director means either a ~~Bank~~Company Director or a Subsidiary Director who is not also an employee.

2.2~~0~~1   Nonqualified Stock Option means an option granted under the Plan other than an Incentive Stock Option.

2.22~~1~~   Option means either a Nonqualified Stock Option or an Incentive Stock Option to purchase ~~Bank~~Company Stock.

2.2~~2~~3   Option Price means the price at which ~~Bank~~Company Stock may be purchased under an Option.

2.2~~3~~4   Participant means an Employee, an Advisor or a Non-Employee Director to whom an Award has been made under the Plan.

2.2~~4~~5   Performance Goals means goals established by the Committee pursuant to Section 4.5.

2.2~~5~~6   Performance Period means a period of time over which performance is measured.

2.2~~6~~7   Personal Representative means the person or persons who, upon the death, disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or SAR or the right to any Restricted Stock Award theretofore granted or made to such Participant.

2.28~~7~~  Plan means the ~~Bank~~ Bank of Marin Bancorp 201~~0~~7 Equity Plan.

2.29~~8~~  Predecessor Plan means the ~~Bank~~Company’s  ~~of Marin 1999 Stock Option Plan~~2007 Equity Plan.

2.30~~29~~   Restricted Performance Stock means ~~Bank~~Company Stock subject to Performance Goals.

2.3~~0~~1  Restricted Stock means ~~Bank~~Company Stock subject to the terms and conditions provided in Article VI and including Restricted Performance Stock.

2.32~~1~~  Restricted Stock Award means an Award granted under Article VI.

2.33~~2~~  Restriction Period means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.~~.~~

2.3~~3~~4  SAR means a stock appreciation right granted under Section 5.7.

2.3~~4~~5  Shareholders mean the shareholders of the ~~Bank~~Company.

2.3~~5~~6  Subsidiary means a corporation or other entity the majority of the voting stock of which is owned directly or indirectly by the ~~Bank~~Company including Bank of Marin.

2.37~~6~~  Subsidiary Director means a non-employee member of the board or directors of a Subsidiary who is not also a ~~Bank~~Company Director.

2.3~~7~~8  Termination means (i) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the ~~Bank~~Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, but excluding any such termination where there is a simultaneous commencement or continuation of status as an Advisor or as a Director; (ii) in the case of an Advisor, a cessation of the service relationship between the Advisor and the ~~Bank~~Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, but excluding any such termination where there is a simultaneous commencement or continuation of status as an Employee or as a Director; and (iii) in the case of a Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, retirement or non-reelection to the Board, but excluding any such termination where there is a simultaneous commencement or continuation of status as an Employee or as an Advisor.

ARTICLE III

ADMINISTRATION

3.1   Committee to Administer. The Plan shall be administered by the Committee, in accordance with its Charter, as adopted from time to time by the Board; provided, however, that only the Board has the authority to grant Awards to ~~Bank~~Company Directors.

3.2   Powers of Committee.

(a)   The Committee and the Board shall have full power and authority to interpret and administer the ~~Plan~~ Plan and Award Agreements and to establish and amend rules and regulations for its administration. Any action or decision by the Board or the Committee shall be final, binding and conclusive with respect to the interpretation of the Plan and any Award made under it.

(b)   Subject to the provisions of the Plan, the Committee or the Board, as the case may be, shall have authority, in its discretion, to determine those Employees, ~~Consultants/~~Advisors and Non-Employee Directors who shall receive an Award; the time or times when such Award shall be made; the vesting schedule, if any, for the Award (including establishing Performance Goals); and the type of Award to be granted, the number of shares of ~~Bank~~Company Stock to be subject to each Option and Restricted Stock Award, and all other terms and conditions of any Award.

~~(a)~~(c)  The Committee or the Board, as the case may be, shall determine and set forth in an Award Agreement (which Award Agreements need not be identical) the terms of each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain Options to qualify as Incentive Stock Options. The Committee or the Board, as the case may be, may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement, in such manner and to the extent the Committee or the Board, as appropriate, shall determine in order to carry out the purposes of the Plan. The Committee or the Board, as the case may be, may, in its discretion, accelerate (i) the date on which any Option or SAR may be exercised or (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, if the Committee or the Board, as appropriate, determines that to do so will be in the best interests of the ~~Bank~~Company and the Participants in the Plan.(c) 3.3 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

3.4   Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Subsidiary.

3.5   Notices; Signature; Delivery. Whenever a signature, notice or delivery of a document is required or appropriate under the Plan or pursuant to an Award Agreement, signature, notice or delivery may be accomplished by paper or written format, or to the extent authorized by the Committee by electronic means.  In the event the Committee authorizes electronic means for the signature, notice or delivery of a document hereunder, the electronic record or confirmation of that signature, notice or delivery maintained by or on behalf of the Committee shall for purposes of this Plan and any applicable Award Agreement be treated as if it was a written signature or notice and was delivered in the manner provided herein for a written document.

ARTICLE IV

AWARDS

4.1   Awards. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock and unrestricted ~~Bank~~Company Stock. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee or the Board, as the case may be, deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Employee, Advisor or Non-Employee Director. Awards of Restricted Performance Stock shall be earned solely upon attainment of Performance Goals and the Committee shall have no discretion to increase such Awards.

4.2   Eligibility for Awards. An Award may be made to any Employee or Advisor selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Employee and/or Advisor, his or her present and potential contributions to the success of the ~~Bank~~Company or any of its Subsidiaries, the value of his or her services to the ~~Bank~~Company or any of its Subsidiaries, and such other factors deemed relevant by the Committee. Non-Employee Directors are eligible to receive Awards pursuant to Article VII.

4.3   Shares Available Under the Plan.

(a)   The ~~Bank~~Company Stock to be offered under the Plan pursuant to Options, SARs, Restricted Performance Stock and Restricted Stock and unrestricted ~~Bank~~Company Stock Awards must be ~~(i) Bank~~Company ~~Stock previously issued and outstanding and reacquired by the Bank~~Company ~~or (ii)~~ authorized but unissued ~~Bank~~Company Stock not reserved for any other purpose. Subject to adjustment under Section 12.~~2~~1 or 12.12, the number of shares of ~~Bank~~Company Stock that may be issued pursuant to Awards under the Plan (the “Section 4.3 Limit”) shall not exceed, in the aggregate, ~~500,000 [            ]~~118,668 shares.

(b)   Any shares of ~~Bank~~Company Stock subject to Restricted Stock or unrestricted ~~Bank~~Company Stock Awards shall not exceed Fifty Percent (50%) of the total shares available under the Plan and the maximum number of shares of ~~Bank~~Company Stock that may be issued subject to Incentive Stock Options is ~~500,000 [            ]~~118,668 subject to adjustment under Section 12.1 or 12.12.  The Section 4.3 Limit shall not have counted against it:  (i) the number of shares of ~~Bank~~Company Stock subject to an Option or any other Award which is equal to the number of shares of ~~Bank~~Company Stock (A) tendered by a Participant to the ~~Bank~~Company in payment of the Option Price of such Option or the Exercise Price of such other Award, as applicable, or (B) netted against an Option as provided in Section 5.4(c)(v); (ii) shares of ~~Bank~~Company Stock subject to an Award which for any reason terminates by expiration, forfeiture, cancellation or otherwise without having been exercised or paid; (iii) shares of ~~Bank~~Company Stock withheld from any Award to satisfy a Participant’s tax withholding obligations or, if applicable, to pay the Option Price of an Option or the Exercise Price of any other Award; or (iv) if an SAR is settled in whole or in part by the issuance of shares of ~~Bank~~Company Stock, the number of shares of ~~Bank~~Company Stock which represents the difference between (A) the number of shares of ~~Bank~~Company Stock which remain subject to such SAR on the date of such settlement and (B) the number of shares of ~~Bank~~Company Stock actually issued upon settlement of such SAR~~; or (v) the number of shares of Bank~~Company ~~Stock subject to an Option which is equal to the number of shares of Bank~~Company ~~Stock acquired by the Bank~~Company ~~on the open market using the cash proceeds received by the Bank~~Company ~~from the exercise of such Option~~; provided, however, that such number of shares of ~~Bank~~Company Stock shall in no event be greater than the number which is determined by dividing (A) the amount of cash proceeds received by the ~~Bank~~Company from the Participant upon the exercise of such Option by (B) the Fair Market Value of a share of the ~~Bank~~Company Stock on the date of exercise of such Option.

(c)   No awards shall be granted under any Predecessor Plan on and after the date on which the Plan is approved by the Shareholders.

4.4   Annual Limitation on Awards. The maximum number of shares of ~~Bank~~Company Stock subject to Restricted Stock awarded to any Employee or Advisor with respect to a Performance Period or Restriction ~~Period may~~Period may not exceed 2~~5~~0,000 shares of ~~Bank~~Company Stock for each Fiscal Year included in such Performance Period or Restriction Period.  The maximum number of shares of ~~Bank~~Company Stock for which Options or SARs may be granted to any Participant in any one Fiscal Year shall not exceed ~~15~~  60,000 subject to adjustment under Section 12.1 or 12.12.

4.5   General Performance Goals.

(a)   Performance Goals relating to the payment or vesting of an Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will be comprised of one or more of the following performance criteria as the Committee may deem appropriate:

(i)	Earnings per share (actual or targeted growth);
(ii)	Net income after capital costs;
(iii)	Net income (before or after taxes);
(iv)	Return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity);
(v)	Efficiency ratio;
(vi)	Full-time equivalency control;
(vii)	Stock price (including, but not limited to, growth measures and total shareholder return);
(viii)	Noninterest income compared to net interest income ratio;
(ix)	Expense targets;
(x)	Operating efficiency;
(xi)	EVA®;
(xii)	Credit quality measures;
(xiii)	Customer satisfaction measures;
(xiv)	Loan growth;
(xv)	Deposit growth;
(xvi)	Net interest margin;
(xvii)	Fee income; and
(xviii)	Operating expense.

(b)   For any Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Goals based on the performance criteria listed in Section 4.5(a) or other performance criteria as it deems appropriate.

(c)   Any of the performance criteria listed in Section 4.5(a) may be applied solely with reference to the ~~Bank~~Company and/or any Subsidiary or relatively between the ~~Bank~~Company and/or any Subsidiary and one or more unrelated entities.  In addition, different performance criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on results achieved (i) separately by the ~~Bank~~Company or any Subsidiary, (ii) any combination of the ~~Bank~~Company and the Subsidiaries or (iii) any combination of business units or divisions of the ~~Bank~~Company and the Subsidiaries.

(d)   With respect to each Performance Period, the Committee will establish the Performance Goals in writing no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) expiration of 25 percent of the Performance Period.

(e)   Except as otherwise provided in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify in writing the extent to which a Participant has or has not met the Participant’s Performance Goal.  To the extent permitted under Section 162(m) of the Code, if applicable, the Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of Performance Goals.

(f)   To the extent permitted under Section 162(m) of the Code, if applicable, the Committee shall make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting ~~Bank~~Company Stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to Shareholders, exchange of shares or similar corporate change and (ii) similar adjustments to any portion of performance criteria that is not based on ~~Bank~~Company Stock but which is affected by an event having an effect similar to those just described.

ARTICLE V

OPTIONS AND STOCK APPRECIATION RIGHTS

5.1   Award of Options. The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award (a) Incentive Stock Options, subject to Section 5.5, to any eligible Employee of the ~~Bank~~Company or any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code) and (b) Nonqualified Stock Options to any Employee or Advisor.

5.2   Period of Option.

(a)   An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. The Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of Performance Goals pursuant to Section 4.5. After the Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Agreement.  Subject to Article X and except as provided in Section 5.5, the duration of each Option shall not be more than ten years from the date of grant.

(b)   Except as provided in Article X, a Participant may not exercise an Option unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an Employee, Advisor, or Non-Employee Director.

5.3   Award Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.4   Option Price, Exercise and Payment.

(a)   Except as provided in Section 5.5, the Option Price of ~~Bank~~Company Stock under each Option shall be determined by the Committee but, except in ~~the case~~the case of Options granted pursuant to Section 12.12, shall be a price not less than 100 percent of the Fair Market Value of ~~Bank~~Company Stock at the close of business on the date such Option is granted.

(b)   Subject to Section 12.2, the Committee may not (i) amend an Option to reduce its Option Price, (ii) cancel an Option and regrant an Option with a lower Option Price than the original Option Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of “repricing” an Option, as defined under applicable NASDAQ rules or the rules of the established stock exchange or quotation system on which the ~~Bank~~Company Stock is then listed or traded.

(c)   Vested Options may be exercised from time to time by giving written notice to the Chief Financial Officer of the ~~Bank~~Company or the Secretary of the ~~Committee~~ Company, or his or her designee, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price ~~in cash or the Option Price may be paid in whole or in part through the transfer to the BankCompany of shares of BankCompany Stock in accordance with procedures established by the Committee from time to time.  In addition, full payment of the purchased shares may be effected through a broker-dealer sale and remittance procedure pursuant to which the Participant (i) shall provide irrevocable written~~

~~instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the BankCompany, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the BankCompany by reason of such purchase and (ii) shall provide written directives to the BankCompany to deliver the certificates for the purchased sales directly to such brokerage firm in order to complete the sale transaction.~~  at the time of each purchase in any of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Company; (iii) by notice and third party payment in such manner as may be authorized by the Committee; (iv) by the delivery of Shares already owned by the Participant which have been held for at least six months, provided, however, that the Committee may in its absolute discretion limit the Participant’s ability to exercise an Award by delivering such Shares; or (v) if authorized by the Committee or the Board or specified in the applicable Award Agreement, by reduction in the number of Shares otherwise deliverable upon exercise by that number of Shares which have a then Fair Market Value equal to such purchase price.

(d)   In the event such Option Price is paid, in whole or in part, with shares of ~~Bank~~Company Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). The ~~Bank~~Company shall not issue or transfer ~~Bank~~Company Stock upon exercise of an Option until the Option Price is fully paid.

5.5   Limitations on Incentive Stock Options. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.  No Incentive Stock Option may be granted to any Employee who, at the time of such grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the ~~Bank~~Company or of its parent or subsidiary corporation (as determined under Sections 422 and 424 of the Code), unless (a) the Option Price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of ~~Bank~~Company Stock on the date the Incentive Stock Option is granted and (b) such Incentive Stock Option may not be exercised more than five years after it is granted.  Notwithstanding anything in the Plan to the contrary, to the extent required by the Code, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422 of the Code; provided that, to the extent any grant exceeds such $100,000 calendar year limit, the portion of such granted Option shall be deemed a Nonqualified Stock Option in accordance with Section 422 of the Code.

5.6   Rights and Privileges. A Participant shall have no rights as a Shareholder with respect to any shares of ~~Bank~~Company Stock covered by an Option until the issuance of such shares to the Participant.

5.7   Award of SARs.

(a)   The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award SARs to any Employee and/or Advisor.

(b)   A SAR shall represent the right to receive payment of an amount equal to (i) the amount by which the Fair Market Value of one share of ~~Bank~~Company Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Exercise Price multiplied by (ii) the number of shares covered by the SAR.  Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash,

~~Bank~~Company Stock, or partly in cash and partly in ~~Bank~~Company Stock at the discretion of the Committee.  The shares shall be valued at their Fair Market Value on the date of exercise.

(c)   SARs awarded under the Plan shall be evidenced by an Award Agreement between the ~~Bank~~Company and the Participant.

(d)   The Committee may prescribe conditions and limitations on the exercise of any SAR. SARs may be exercised only when the Fair Market Value of a share of ~~Bank~~Company Stock exceeds the Exercise Price.

(e)   A SAR shall be exercisable only by written notice to the Chief Financial Officer of the ~~Bank~~Company or the Secretary of the Com~~mittee~~pany, or his or her designee.

(f)   To the extent not previously exercised, all SARs shall automatically be exercised on the last trading day prior to their expiration, so long as the Fair Market Value of a share of ~~Bank~~Company Stock exceeds the Exercise Price, unless prior to such day the holder instructs the Chief Financial Officer or Corporate Secretary otherwise in writing.

(g)   Subject to Article X, each SAR shall expire on a date determined by the Committee at the time of grant.

ARTICLE VI

RESTRICTED STOCK

6.1   Award of Restricted Stock. The Committee may make a Restricted Stock Award to any Employee and/or Advisor, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

6.2   Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for a Restricted Stock Award, shall not be changed except as permitted by Section 6.3.

6.3   Other Terms and Conditions. ~~Bank~~Company Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock Award. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and shall have all other Shareholder rights, with the exception that (i) unless otherwise provided by the Committee, if any dividends are paid in shares of ~~Bank~~Company Stock, those shares will be subject to the same restrictions as the shares of Restricted Stock with respect to which they were issued, (ii) the Participant will not be entitled to delivery of any stock certificate evidencing the ~~Bank~~Company Stock underlying the Restricted Stock Award during the Restriction Period, (iii) the ~~Bank~~Company will retain custody of the Restricted Stock during the Restriction Period, and (iv) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including the attainment of Performance Goals in accordance with Section 4.5.  Unless the Committee otherwise expressly provides, shares of Restricted Stock that are subject to restrictions at the time of termination of employment or are subject to other conditions to vest that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Company in such manner and on such terms as the Committee shall therein provide.

6.4   Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement.

6.5   Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the ~~Bank~~Company Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the ~~Bank~~Company Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash as provided in the Award Agreement.

ARTICLE VII

AWARDS FOR NON-EMPLOYEE DIRECTORS

7.1   Awards to Non-Employee Directors. The Board shall determine all Awards to ~~Bank~~Company Directors. The Board or the Committee, as the case may be, retains the discretionary authority to make Awards to Non-Employee Directors and any type of Award (other than Incentive Stock Options) may be granted to Non-Employee Directors under this Plan. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board or the Committee, as the case may be, deems appropriate.

7.2   No Right to Continuance as a Director. None of the actions of the ~~Bank~~Company in establishing the Plan, the actions taken by the ~~Bank~~Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board or the board of directors of the applicable Subsidiary to nominate any Non-Employee Director for reelection or (ii) to be evidence of any agreement or understanding, express or implied, that the Non-Employee Director has a right to continue as a Non-Employee Director for any period of time or at any particular rate of compensation.

ARTICLE VIII

UNRESTRICTED ~~BANK~~COMPANY STOCK AWARDS FOR EMPLOYEES AND/OR ADVISORS

8.1   The Committee may make awards of unrestricted ~~Bank~~Company Stock to Employees and/or ~~Consultants/~~Advisors on such terms and conditions as the Committee may prescribe.

ARTICLE IX

~~[Intentionally Omitted]~~

NO TRANSFERABILITY

9.1   Awards may be exercised only by the Participant or, if the Participant has died, the Participant’s Beneficiary or, if the Participant has suffered a Disability and the Participant is incapacitated, the Participant’s Personal Representative, if any, or if there is none, (to the extent permitted by applicable law and Rule 16b‑3) a third party pursuant to such conditions and procedures as the Committee may establish. Other than upon death or pursuant to a DRO or other exception to transfer restrictions under Rule 16b‑3 (except to the extent not permitted in the case of an Incentive Stock Option), no right or benefit under this Plan or any Award shall be transferable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Company), and any such attempted action shall be void. The Company shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such cash or Company Stock in accordance with the provisions of this Plan.  Notwithstanding the foregoing, the Committee, in its discretion, may permit the transfer, solely as gifts during the grantee’s lifetime, of Awards (other than Incentive Stock Options) to members of a grantee’s immediate family or to trusts, family partnerships or similar entities for the benefit of such immediate family members.  For this purpose, immediate family member means the grantee’s spouse, parent, child, stepchild, grandchild and the spouses of such family members.  The terms of an Award Agreement shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors ~~0~~of the grantee.

ARTICLE X

GENERAL TERMINATION PROVISIONS

10.1   Termination. Subject to Article XI and unless otherwise specified in the applicable Award Agreement, the following provisions will govern the treatment of a Participant’s outstanding Awards following a Participant’s Termination.

(a)   Upon the Participant’s Termination, any Awards that are not vested and/or exercisable on the date of such Termination will immediately terminate and be of no further force and effect.

(b)   If the Participant Terminates for any reason other than (i) death, (ii) Disability, or (iii) discharge for Cause, such Participant’s outstanding SARs or Options may be exercised at any time within three months after such Termination, to the extent of the number of shares covered by such Options or SARs which are exercisable at the date of such Termination; except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

(c)   Upon a Termination for Cause, any Options or SARs held by the Participant (whether or not then exercisable) shall expire and any rights thereunder shall terminate immediately.  Any non-vested Restricted Stock Awards of such Participant shall immediately be forfeited and any rights thereunder shall terminate.

(d)   Upon a Termination due to the Participant’s death, any SARs or Options that are then exercisable may be exercised by the Participant’s Personal Representative at any time before the earlier of (i) one year after the Participant’s death or (ii) the expiration date of the Award.

(e)   Upon a Termination due to the Participant’s Disability, any SARs or Options that are then exercisable may be exercised by the Participant at any time before the earlier of (i) one year after the date of such Termination or (ii) the expiration date of the Award; provided, however, that an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code.

ARTICLE XI

CHANGE IN CONTROL OF THE ~~BANK~~COMPANY

11.1   Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article XI shall govern and supersede any inconsistent terms or provisions of the Plan.

11.2   Definitions.

(a)   Change in Control. For purposes of this Plan, Change in Control shall mean a change in the ownership or effective control of the ~~Bank~~Company or in the ownership of a substantial portion of the assets of the ~~Bank~~Company (within the meaning of Section 409A of the Code).

(i)   Change in Actual Control shall mean the acquisition by any one person, or more than one person acting as a group (as defined in Section 11.2(a)(iv), below) of ownership of stock of the ~~Bank~~Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the ~~Bank~~Company.  However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the ~~Bank~~Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Actual Control of the ~~Bank~~Company (or to cause a Change in Effective Control of the ~~Bank~~Company (within the meaning of Section 11.2(a)(ii)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the ~~Bank~~Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section 11.2(a)(i).

(ii)   Change in Effective Control shall mean:

(A)   The acquisition by any one person, or more than one person acting as a group (as defined in Section 11.2(a)(iv), below), during any 12-month period of ownership of stock of the ~~Bank~~Company possessing 35 percent or more of the total voting power of the stock of the ~~Bank~~Company; or

(B)   The replacement of a majority of members of the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election in accordance with Treasury Regulation § 1.409A‑1(g)(5)(vi)(A)(2).

Notwithstanding the foregoing, if any one person, or more than one person acting as a group, is considered to effectively control the ~~Bank~~Company (within the meaning of this Section 11.2(a)(ii)), the acquisition of additional control of the ~~Bank~~Company by the same person or persons is not considered to cause a Change in Control.

(iii)   Change in the Ownership of the ~~Bank~~Company’s Assets shall mean the acquisition by any one person, or more than one person acting as a group (as defined in Section 11.2(a)(iv), below), during any 12-month period of assets from the ~~Bank~~Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the ~~Bank~~Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, there is no change in control event under this Section 11.2(a) when there is a transfer to an entity that is controlled by the Shareholders immediately after the transfer.

(iv)   Persons acting as a group. For purposes of this Section 11.2(a), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

11.3   Effect of Change in Control on Certain Awards.

(a)   If the ~~Bank~~Company is not to be the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the “Acquirer”) will~~does~~ not assume the outstanding Options, SARs, Restricted Stock, or Restricted Performance Stock or does not substitute equivalent equity awards relating to the securities of such Acquirer or its affiliates for such Awards, then no more than 30 days and no fewer than 10 days prior to the scheduled effectiveness of such Change in Control, the Board shall send notice (the “Notice”) to each Participant thereof.  Notice shall be deemed given on the date it is personally delivered to the Participant, or on the third business day after it is mailed, with first-class postage prepaid, to the Participant’s last known address. Upon the giving of such Notice, all such Awards shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse). In the case of Restricted Performance Stock, the target payout opportunities under all outstanding Awards of Restricted Performance Stock shall be deemed to have been fully earned based on targeted performance being attained as of the date immediately prior to the effective date of the Change in Control.  In addition, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each Participant for the outstanding Options, Restricted Stock, Restricted Performance Stock, or SARs upon the consummation of the Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the ~~Bank~~Company’s securities relating to such Awards. Notwithstanding the foregoing, any Option intended to be an Incentive Stock Option under Section 422 of the Code shall be adjusted in a manner to preserve such status.  If after the giving of Notice, any such Award under this Plan which has not been exercised prior to such Change in Control shall terminate upon such Change in Control.

(b)   If the ~~Bank~~Company is the surviving corporation following a Change in Control, or the Acquirer assumes the outstanding Options, SARs, Restricted Stock, or Restricted Performance Stock or substitutes equivalent equity awards relating to the securities of such Acquirer or its affiliates for such Awards, then all such Awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

(c)   If (i) a Participant Terminates without Cause within twenty-four (24) months following a Change in Control, and (ii) the ~~Bank~~Company is the surviving corporation following such Change in Control, or the Acquirer assumes the outstanding Options, SARs, Restricted Stock, or Restricted Performance Stock or substitutes equivalent equity awards relating to the securities of such Acquirer or its affiliates for such Awards, then all outstanding Options, SARs, Restricted Stock, or Restricted Performance Stock shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse). In the case of Restricted Performance Stock, the target payout opportunities under all outstanding Awards of Restricted Performance Stock shall be deemed to have been fully earned based on targeted performance being attained.

(d)   If (i) the employment of a Participant with the ~~Bank~~Company and its Subsidiaries is terminated for Cause within twenty-four (24) months following a Change in Control and (ii) the ~~Bank~~Company is the surviving corporation following such Change in Control, or the Acquirer assumes the outstanding Options, SARs, Restricted Stock, or Restricted Performance Stock or substitutes equivalent equity awards relating to the securities of such Acquirer or its affiliates for such Awards, then any Options or SARs of such Participant shall expire, and any non-vested Restricted Stock or Restricted Performance Stock shall be forfeited, and any rights under such Awards shall terminate immediately.

(e)   Outstanding Options or SARs which vest in accordance with Section 11.3, may be exercised by the Participant in accordance with Article X; provided, however, that a Participant whose Options or SARs become exercisable in accordance with Section 11.3(c) may exercise such Options or SARs at any time within one year after such Termination, except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.  In the event of a Participant’s death after such Termination, such Options or SARs may be exercised by the Participant’s Personal Representative at any time before the earlier of (i) one year after the Participant’s death or (ii) the expiration date of the Award; provided, however, that, an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code.

11.4   Amendment or Termination. This Article XI shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participant under the Plan.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1   Adjustments upon Changes in Stock. In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the ~~Bank~~Company, appropriate adjustments may be made by the Committee or the Board, as the case may be, (or if the ~~Bank~~Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the Option Price per share subject to outstanding Options or which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted ~~Bank~~Company Stock Awards. Appropriate adjustments may also be made by the Committee or the Board, as the case may be, in the terms of any Awards under the Plan, subject to Article XI, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Any such adjustments made by the Committee or the Board pursuant to this Section 12.1 shall be conclusive and binding for all purposes under the Plan.

12.1   Amendment, Suspension, and Termination of Plan.

(a)   The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the ~~Bank~~Company; provided, however, that no such amendment shall, without Shareholder approval, (i) except as provided in Section 12.1 or 12.12, increase the number of shares of ~~Bank~~Company Stock which may be issued under the Plan, (ii) expand the types of awards available to Participants under the Plan, (iii) materially expand the class of employees and/or Advisors eligible to participate in the Plan, (iv) materially change the method of determining the Option Price of Options; (v) delete or limit the provision in Section 5.4 prohibiting the repricing of Options; (vi) extend the termination date of the Plan or (vii) be made to the extent that Shareholder approval is required to satisfy applicable law, regulation or any securities stock exchange, market or other quotation system on or through which the ~~Bank~~Company Stock is listed or traded. No such amendment, suspension, or termination shall materially adversely alter or impair any outstanding Options, SARs or shares of Restricted Stock without the consent of the Participant affected thereby.

(b)   The Committee may amend or modify any outstanding Options, SARs, or Restricted Stock Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, SARs, or Restricted Stock Awards, as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, or to remove the restrictions on shares of Restricted Stock.

(c)   Notwithstanding the foregoing, the Plan and any Award Agreements may be amended without any additional consideration to affected Participants to the extent necessary to comply with, or avoid penalties under, Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.

12.3   Non-uniform Determinations. The Committee’s (or, if applicable, the Board’s) determinations under the Plan, including without limitation, (a) the determination of the Employees, Advisors and Non-Employee Directors to receive Awards, (b) the form, amount, and timing of any Awards, (c) the terms and provisions of any Awards and (d) the Award Agreements evidencing the same, need not be uniform and may be made by it selectively among Employees, Advisors and/or Non-Employee Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such Employees, ~~Consultants/~~Advisors and/or Non-Employee Directors are similarly situated.

12.4   General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (a) the listing, registration, or qualification of the shares of ~~Bank~~Company Stock subject or related thereto upon NASDAQ or any other established stock exchange, market or quotation system or under any state or federal law, (b) the consent or approval of any government or regulatory body, or (c) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.5   No Right to Employment. None of the actions of the ~~Bank~~Company in establishing the Plan, the actions taken by the ~~Bank~~Company, the Board or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (a) to create any obligation on the part of the ~~Bank~~Company or any Subsidiary to retain any person in the employ of, or continue the provision of services to, the ~~Bank~~Company or any Subsidiary, or (b) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee, ~~consultant,~~ or advisor for any period of time or at any particular rate of compensation.

12.6   Governing Law. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Agreement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflict of laws.  If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

12.7   Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the ~~Bank~~Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the ~~Bank~~Company resulting in the Participants having no greater rights than the ~~Bank~~Company’s general creditors; provided, however, nothing herein shall prevent or prohibit the ~~Bank~~Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

12.8   Indemnification of Board and Committee. Indemnification of the members of the Board and/or the members of the Committee shall be in accordance with the charter documents of the ~~Bank~~Company, as amended by the Shareholders from time to time, and any agreements issued consistent therewith.

12.9   No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

12.10   Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries to receive or exercise any vested Award that is unpaid or unexercised at the Participant’s death.  Unless otherwise provided in the beneficiary designation, each designation will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee.  If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be the Participant’s surviving spouse or, if none, the deceased Participant’s estate.  The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

12.11   Tax Withholding. The ~~Bank~~Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the ~~Bank~~Company, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.  With respect to withholding required upon any taxable event arising as a result of an Award granted hereunder, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the ~~Bank~~Company withhold shares of ~~Bank~~Company Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.  All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

12.12   Substitute Awards. Notwithstanding any other provisions of this Plan to the contrary, where the outstanding shares of another corporation are changed into or exchanged for shares of Company Stock in a merger, consolidation, reorganization or similar transaction, then, subject to the approval of the Board, Awards may be granted in exchange for unexercised, unexpired similar equity based awards of the other corporation, and the exercise price of the shares subject to any Option so granted may be fixed at a price less than one hundred percent of the Fair Market Value of the Company Stock at the time such Award is granted if said exercise price or grant price has been determined to be not less than the exercise price or grant price set forth in the stock option of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Company Stock. The number of shares of the awards of the other corporation shall also be adjusted in accordance with the exchange ratio so that any substituted Award shall reflect such adjustment.  To the extent that substitute Awards are made pursuant to this Section, the Section 4.3 Limit ~~restrictions on the number of shares of Company Stock provided for elsewhere in this Plan~~ shall be increased on a one share for one share basis for every share of Company Stock subject to a substitute Award.~~; provided, however, that the maximum number of substitute Incentive Stock Options granted pursuant to this Section shall not exceed [         ] shares of Common Stock subject to adjustment as provided in Section 12.1..~~

. Bank of Marin Bancorp Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy card, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Time, on May 16, 2017. Vote by Internet • Go to www.investorvote.com/BMRC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, FOR Proposals 2, 4 and 5 and for one year for Proposal 3. + 1. ELECTION OF DIRECTORS: For Withhold For Withhold For Withhold 01 - Russell A. Colombo 02 - James C. Hale 03 - Robert Heller 04 - Norma J. Howard 05 - Kevin R. Kennedy 06 - William H. McDevitt, Jr. 07 - Leslie E. Murphy 08 - Michaela K. Rodeno 09 - Joel Sklar, MD 10 - Brian M. Sobel For Against Abstain 1 Year 2 Years 3 Years Abstain 2. TO APPROVE, BY NON-BINDING VOTE, EXECUTIVE COMPENSATION 3. TO RECOMMEND, BY NON-BINDING VOTE, THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION 5. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR ForAgainst Abstain For Against Abstain 4. TO APPROVE THE BANK OF MARIN BANCORP 2017 EQUITY PLAN B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02JO9D Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Bank of Marin Bancorp ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP TO BE HELD ON TUESDAY, MAY 16, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Robert Heller, Joel Sklar, MD and William H. McDevitt, Jr. as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Bank of Marin Bancorp held of record by the undersigned on March 20, 2017, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 16, 2017, or at any adjournment thereof. This proxy will be voted as directed, or, if no direction is indicated, it will be voted "FOR" all of the nominees for directors, "FOR" Proposals 2, 4 and 5 and for one year for Proposal 3. In the event of cumulative voting, the proxy holders are authorized to allocate the votes among the nominees listed above in their discretion. The proxy holders are authorized to vote upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, FOR Proposals 2, 4 and 5 and for one year for Proposal 3. Notice to Participants in the Bank of Marin ESOP and 401(k) plans: If you participate in the Bank of Marin 401(k) Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. If you participate in the Bank of Marin Employee Stock Ownership Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. For all allocated shares, if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. Unallocated shares will be voted by the trustee as directed by the Company to the extent permitted by ERISA. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. The deadline to provide voting instructions for shares held in the foregoing plans is Thursday, May 11, 2017 at 1:00 a.m. PDT.

. Bank of Marin Bancorp Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, FOR Proposals 2, 4 and 5 and for one year for Proposal 3. + 1. ELECTION OF DIRECTORS: For Withhold For Withhold For Withhold 01 - Russell A. Colombo 02 - James C. Hale 03 - Robert Heller 04 - Norma J. Howard 05 - Kevin R. Kennedy 06 - William H. McDevitt, Jr. 07 - Leslie E. Murphy 08 - Michaela K. Rodeno 09 - Joel Sklar, MD 10 - Brian M. Sobel For Against Abstain 1 Year 2 Years 3 Years Abstain 2. TO APPROVE, BY NON-BINDING VOTE, EXECUTIVE COMPENSATION 3. TO RECOMMEND, BY NON-BINDING VOTE, THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION 5. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR ForAgainst Abstain For Against Abstain 4. TO APPROVE THE BANK OF MARIN BANCORP 2017 EQUITY PLAN B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02JOAD Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Bank of Marin Bancorp ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP TO BE HELD ON TUESDAY, MAY 16, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Robert Heller, Joel Sklar, MD and William H. McDevitt, Jr. as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Bank of Marin Bancorp held of record by the undersigned on March 20, 2017, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 16, 2017, or at any adjournment thereof. This proxy will be voted as directed, or, if no direction is indicated, it will be voted "FOR" all of the nominees for directors, "FOR" Proposals 2, 4 and 5 and for one year for Proposal 3. In the event of cumulative voting, the proxy holders are authorized to allocate the votes among the nominees listed above in their discretion. The proxy holders are authorized to vote upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, FOR Proposals 2, 4 and 5 and for one year for Proposal 3. Notice to Participants in the Bank of Marin ESOP and 401(k) plans: If you participate in the Bank of Marin 401(k) Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. If you participate in the Bank of Marin Employee Stock Ownership Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. For all allocated shares, if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. Unallocated shares will be voted by the trustee as directed by the Company to the extent permitted by ERISA. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. The deadline to provide voting instructions for shares held in the foregoing plans is Thursday, May 11, 2017 at 1:00 a.m. PDT.